Exhibit 10.11
REVOLVING WORKING CAPITAL, LAND ACQUISITION AND DEVELOPMENT
AND RESIDENTIAL CONSTRUCTION BORROWING BASE FACILITY
AGREEMENT

Date:	March 21, 2007

Loan No.:	1001839

Borrower:	LEVITT AND SONS, LLC
2200 West Cypress Creek Road
Fort Lauderdale, Florida 33309

Lender:	OHIO SAVINGS BANK
200 Ohio Savings Plaza
Mail Code OH 99-0204
1801 East Ninth Street
Cleveland, Ohio 44114
Attn: Frank J. Bolognia, Sr. Executive Vice President

Maximum Facility Amount:	$100,000,000.00

Expiration Date:	March 20, 2009, as such date may be extended as set forth below.
     THIS REVOLVING WORKING CAPITAL, LAND ACQUISITION AND DEVELOPMENT AND RESIDENTIAL CONSTRUCTION BORROWING BASE FACILITY AGREEMENT (the “Agreement”) is entered into as of the date set forth above, by and between Borrower and Lender, with reference to the following facts:
     A. Lender has approved a revolving loan facility (the “Loan” or the “Facility”) for Borrower under which Borrower may request funding for the acquisition or refinance of land, development thereof, and the construction of Units (as hereinafter defined) located in one or more Approved Projects (as hereafter defined) in the states of Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas, and for working capital purposes. The availability of such credit for new projects hereunder is subject to the Expiration Date identified above.
     B. The total amount of the Facility is the Maximum Facility Amount shown above, the availability of which is subject to certain sub-limits and restrictions, including the establishment of a Maximum Available Amount” that is determined from time to time based on the current value of the underlying collateral and certain other restrictions as set forth on SCHEDULE 1.
     C. As of the date hereof, Lender has agreed to advance funds under the Facility in connection with the Project identified in Section I of SCHEDULE 1 hereto, which shall constitute an Approved project, as defined below. The approval by Lender of additional Approved Projects
Borrowing Base Facility Agreement- Loan No. 1001839

and the disbursement of funds in connection therewith shall be upon Borrower’s request and at Lender’s sole discretion, in accordance with the provisions hereinafter contained.
     D. Except for funds advanced under the Working Capital Line, funds advanced under the Facility shall be secured by one or more mortgages and or deeds of trust, as applicable, in a form satisfactory to Lender (collectively, and as amended from time to time, the “Mortgages”) creating first priority liens or deeds of trust encumbering the Property (the “Property”) included or to be included within an Approved Project for which Borrower anticipates an immediate need for financing hereunder. In lieu of recording additional Mortgages to encumber additional Properties to be designated additional Approved Projects, any existing Mortgage and the legal description therein may be modified and amended, by a mortgage modification and spreader agreement, in form and content acceptable to Lender, to encumber such additional Property as funds under the Facility are advanced in connection with such additional Property.
     E. The repayment of funds advanced from time to time under the Working Capital Line shall be (i) guaranteed by the Working Capital Line Guarantor and (ii) secured by a pledge of, and security interest in and to, all the equity interests (the “Working Capital Line Collateral”) in Borrower.
     F. Any term set forth herein in quotes shall be as hereinafter defined in this Agreement.
     NOW, THEREFORE, the parties agree as follows:
     1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:
          1.1 “A&D Draw” means a “Draw” which is made for the acquisition or refinancing of “A&D Land”, development of “A&D Improvements”, or other costs contained in a “Budget” for an “A&D Project” set forth in an “A&D Project Addendum”.
          1.2 “A&D Draw Request” means that portion of the Collateral Verification Certificate representing the Collateral Basis Amount for A&D Projects submitted in accordance with the draw procedures set forth in Section 4 below which shall be accompanied by (i) an AIA Application and Certificate for Payment signed by Borrower’s engineer and general contractor, if applicable, of the A&D Project, or equivalent acceptable to Lender; (ii) Borrower certifying the status of development and the percentage of completion; and (iii) a spreadsheet report for all costs confirmed by an applicable AIA form.
          1.3 “A&D Improvements” means the development improvements being made by Borrower or the applicable Project Guarantor on A&D Land, as set forth in the A&D Project Budget.
          1.4 “A&D Land” means Property for which Borrower or the applicable Project Guarantor has in place or shall obtain all permits and approvals for development, that is purchased by Borrower or a Project Guarantor for the purpose of eventual development as an A&D Project.
Borrowing Base Facility Agreement- Loan No. 1001839

          l.5 “A&D Land Acquisition” means the acquisition or refinance of A&D Land by Borrower or a Project Guarantor.
          1.6 “A&D Land Addendum” means a document which shall be substantially in the form shown on the attached EXHIBIT A, executed by an “Authorized Person” on behalf of Borrower and by Lender, which shall indicate Lender’s approval of an A&D Land Acquisition.
          1.7 “A&D Land Allocation” means the portion of the Maximum Facility Amount allocated for a particular A&D Land Acquisition, as set forth in an A&D Land Addendum for such A&D Land Acquisition or as set forth on an A&D Project Budget.
          1.8 “A&D Project” means the A&D Land and the A&D Improvements in or for a particular Approved Project.
          1.9 “A&D Project Addendum” means a document which shall be substantially in the form shown on the attached EXHIBIT B, executed by an Authorized Person on behalf of borrower and by Lender, which shall indicate Lender’s approval of, and special conditions relating to, an A&D Project.
          1.10 “A&D Project Allocation” means the portion of the Maximum Facility Amount allocated for a particular A&D Project, as set forth in an A&D Project Addendum for such A&D Project.
          1.11 “Appraisal” means an appraisal ordered by Lender from an independent appraiser acceptable to Lender, that complies with all applicable state and federal laws and regulations and with the Uniform Standards of Professional Appraisal Practice; provided, however, that the value shown in any such Appraisal shall be subject to review and potential adjustment by Lender’s in-house appraisal review department, in its sole discretion.
          1.12 “Approved Project” means Property approved by Lender in its sole discretion for inclusion as collateral for this Facility and for Draws hereunder under one of the applicable “Eligible Property Types”. Borrower shall provide Lender with all relevant information for each prospective or existing Approved Project based on its applicable Eligible Property Type, including, without limitation and at Lender’s request, appraisals, surveys, recorded plats, plans and specifications, copies of all existing permits and governmental approvals obtained for the Approved Project, insurance policies in form and amount acceptable to Lender and issued by insurance companies acceptable to Lender, environmental audits, project budgets, and all other documents and information that Lender may require, and that otherwise satisfy the requirements for approval of a particular Project as set forth in Section 4 below or on SCHEDULE 1.
          1.13 “Authorized Person” means a person authorized to execute and deliver the “Loan Documents”, A&D Draw Requests, “Borrowing Base Draw Requests,” “Working Capital Line Draw Requests,” “Collateral Verification Certificates” in the form attached hereto and incorporated herein as EXHIBIT C, and “Certificates of Compliance” in the form attached hereto and incorporated herein as EXHIBIT D, and to certify financial statements in connection with
Borrowing Base Facility Agreement- Loan No. 1001839

this Facility, as set forth in a borrowing resolution or otherwise designated by Borrower in writing from time to time in a form acceptable to Lender.
          1.14 “Borrower” means, individually and collectively if more than one, those entities identified above and on SCHEDULE 1 attached hereto.
          1.15 “Borrowing Base Draw” means a Draw other than an A&D Draw or a Working Capital Line Draw.
          1.16 “Borrowing Base Draw Request” means that portion of the Collateral Verification Certificate representing the Collateral Basis Amount other than A&D Projects.
          1.17 “Borrowing Formula” means the percentages set forth in SCHEDULE 1 hereto, which represent the maximum rates at which Draws shall be made hereunder for the A&D Improvements and for the construction of particular types of Units on the Property.
          1.18 “Budget” means a budget or series of budgets that cover all “Eligible Costs” for the acquisition or refinance of A&D Land and/or the development of an A&D Project with proceeds of this Facility and that have been reviewed and approved by Lender and/or any third-party consultant retained by Lender to review such budget(s) prior to the disbursement of the first A&D Draw to be made hereunder for such A&D Land Acquisition or A&D Project.
          1.19 “Collateral Basis Amount” means as defined in SCHEDULE 1.
          1.20 “Collateral Verification Certificate” means a document setting forth each A&D Land Allocation and associated costs in place, A&D Project Allocation and associated costs in place, the percentage of development completed in each such A&D Project, Units (and related “Developed Lots”) securing the Facility and associated costs in place, the percentage of construction completed on each such Unit, the marketing status of each such Unit, and such additional information regarding the status of construction of each such Unit as Lender, in its sole discretion, may require, which document shall be in the form shown on the attached EXHIBIT C, completed by Borrower and certified by an Authorized Person in a form provided by Lender or a form otherwise acceptable to Lender, and provided to Lender within twenty (20) days from month end for the month being reported.
          1.21 “Construction Documents” means the general construction contract between Borrower or any applicable Project Guarantor and any general contractor for the rendering of all services and the furnishing of all materials for the development and construction of improvements on any portion of the Property, together with any other or additional contracts entered into in connection with the construction of the improvements on any portion of the Property, and all subcontracts, “Plans and Specifications”, and related documents, in all cases satisfactory in form and substance to Lender.
          1.22 “Curtailment Requirement” means the minimum required principal repayment schedule, if any, for a particular A&D Project set forth on the applicable A&D Project Addendum.
Borrowing Base Facility Agreement- Loan No. 1001839

          1.23 “Debt” means GAAP total liabilities for the specified Financial Covenant Party(ies), but excluding Subordinated Debt.
          1.24 “Debt-to-Worth Ratio” means the ratio of the total Debt of the specified Financial Covenant Party(ies) to its “Tangible Net Worth”.
          1.25 “Developed Lot” means a fully developed, platted, separately conveyable lot developed as part of an A&D Project.
          1.26 “Draw” means a disbursement of funds under the “Note” in accordance with Section 4 below and the other terms of this Agreement.
          1.27 “Eligible Costs” means, as applicable, the expenses of acquiring specific property and developing an Approved Project, including, without limitation: interest payments on the Loan, development costs, recording fees, closing and sale costs, and any other costs that Lender may approve in its sole discretion.
          1.28 “Eligible Property Types” means A&D Land, A&D Improvements, Developed Lots, and Units that are located in one or more Approved Projects that secure the Facility with a first priority lien or trust deed under the Mortgages (subject only to exceptions approved by Lender) and have not been included in Borrower’s Collateral Verification Certificates for longer than the “Maximum Holding Period” specified in SCHEDULE 1, if any, for the particular property type.
          1.29 “Equity Funds” means an amount to be contributed from Borrower’s own funds equal to the difference between the Eligible Costs and the amounts available for borrowing under the Facility.
          1.30 “Expiration Date” means the date set forth above, which is the date on which Lender’s authorization for Borrower to add additional collateral to the Facility expires and the Term-Out Period begins, as such dates may be extended as set forth below.
          1.31 “Expiration Date Extension” means as described in Section 2.4 herein.
          1.32 “Financial Covenant Party” and, collectively, “Financial Covenant Parties” means each of the entities whose financial performance determines Borrower’s compliance with one or more of the financial covenants set forth on SCHEDULE 2 attached hereto, as such parties are identified in that Schedule.
          1.33 “Guarantor” means, individually and collectively, the Working Capital Line Guarantor and each Project Guarantor.
          1.34 “Guaranty” means, individually and collectively, the Unconditional and Continuing Limited Guaranty of the Working Capital Line Guarantor and the Unconditional and Continuing Guaranty and Indemnity Agreements executed by the Project Guarantors, as required herein.
Borrowing Base Facility Agreement- Loan No. 1001839

          1.35 “Letter of Credit” means a letter of credit issued by Lender to or for the benefit of Borrower or any Project Guarantor.
          1.36 “Leverage” means the Debt-to-Worth Ratio.
          1.37 “Loan Documents” means the Note, the Guarantees, the Mortgages, the Working Capital Line Pledge, this Agreement, and all other agreements and documents evidencing, securing, or otherwise relating to this Facility or any Draw under this Facility, all of which shall be in the form required by Lender.
          1.38 “Maturity Date” means the date which is twenty-four (24) months after the Expiration Date, as such Expiration Date may be extended as provided for herein or in the other Loan Documents.
          1.39 “Maximum Available Amount” shall have the meaning given to such term in SCHEDULE 1.
          1.40 “Maximum Holding Period” means the time period specified in SCHEDULE 1 for each Eligible Property Type, which time period represents the maximum amount of time that any particular Property may be included in Collateral Verification Certificates used in calculating the Maximum Available Amount in the manner set forth on SCHEDULE 1.
          1.41 “Net A&D Allocations” means the sum of all A&D Project Allocations less the Per Lot Amounts for all Developed Lots within such A&D Projects that are either Released Lots or on which construction of a Unit has commenced, provided such Unit is included in a Collateral Verification Certificate.
          1.42 “Note” means, collectively, one or more Revolving Promissory Notes, in the aggregate principal amount not exceeding the Maximum Facility Amount, executed and delivered to Lender by Borrower to evidence this Facility, as the same may be amended, modified, split, consolidated or renewed from time to time.
          1.43 “Per Lot Amount” means the per lot amount set forth on the applicable A&D Project Addendum.
          1.44 “Plans and Specifications” means, as applicable, the final development plans and specifications and the full set of engineering and architectural plans and specifications for development or construction in connection with the applicable Approved Project or Units, all as reviewed and approved by Lender.
          1.45 “Project” means, from time to time all subdivision development and residential construction work scheduled or proposed by Borrower to be completed with proceeds of the Facility with respect to Approved Projects.
          1.46 “Project Guarantor” means each owner of Property to become A&D Land or an Approved Project, which owner shall have executed and delivered to Lender (i) an unconditional guaranty, in form and content acceptable to Lender in its sole discretion, pursuant to which such
Borrowing Base Facility Agreement- Loan No. 1001839

owner shall have jointly and severally guaranteed the repayment, in full, of the Facility, (ii) a Mortgage encumbering such Property as a first priority lien or deed of trust thereon and (iii) such other documents as may be reasonably required in connection with the requested designation of Property owned by such person or entity as A&D Land or an Approved Project, in accordance with Section 3 hereof.
          1.47 “Qualified Contract” means a binding contract, in form and content reasonably satisfactory to Lender, for the sale of a Unit for consideration approved by Lender to a purchaser unaffiliated with Borrower or Guarantors, under which (i) Borrower or the applicable Project Guarantor has received cash deposit(s) in such percentage of the Unit’s approved sale price as Lender may reasonably require; (ii) the proposed purchaser is purchasing the Unit for cash or has been approved for permanent financing by an institutional lender reasonably satisfactory to Lender; (iii) all contract contingencies, other than seller’s performance (including financing contingencies), have been satisfied or waived; (iv) all applicable cancellation or rescission periods have expired; and (v) neither Borrower, Guarantor nor any affiliate thereof is obligated to provide any purchase money financing for such Unit.
          1.48 “Released Lot” means a Developed Lot which has been released from the lien and encumbrance of the applicable Mortgage.
          1.49 “Sub-Limit” means the Maximum Available Amount and the related restrictions on the aggregate amounts outstanding under the Facility for the Working Capital Line or for particular Eligible Property Types and related limits on disbursements for certain purposes, all as set forth in SCHEDULE 1 hereto.
          1.50 “Subordinated Debt” means indebtedness and liabilities of Borrower that have been subordinated by written agreement in form and substance acceptable to Lender to indebtedness owed by Borrower to Lender.
          1.51 “Tangible Net Worth” means the aggregate of shareholder equity of the specified Financial Covenant Party(ies) increased by Subordinated Debt due to parent and decreased by all intangible assets (i.e., goodwill, trademarks, organizational expenses, and similar intangible items) and decreased by obligations due from shareholders and/or affiliates of the specified Financial Covenant Party(ies).
          1.52 “Term-Out Period” means the twenty four (24) month period immediately following the Expiration Date, during which the Facility is subject to certain additional restrictions, all as set forth on SCHEDULE 1 hereto.
          1.53 “Unit” means a Developed Lot and the residential dwelling constructed or to be constructed thereon, located in an Approved Project including any of the following, as designated in Borrower’s Collateral Verification Certificate and confirmed or adjusted by Lender’s inspections:
               1.53.1 “Model Unit” means a Unit that is under construction or has been constructed for use as a model for sales and marketing purposes.
Borrowing Base Facility Agreement- Loan No. 1001839

               1.53.2 “Pre-Sold Unit” means a Unit with respect to which there exists a Qualified Contract, subject only to completion, final inspection and closing.
               1.53.3 “Spec Unit” means a Unit that is not pre-sold (or as to which a Qualified Contract has been terminated), and that will be sold on the open market upon completion.
          1.54 “Unsatisfied Curtailment Requirement” means the cumulative Curtailment Requirement for a particular A&D Project as reduced by all Per Lot Amounts for all Developed Lots within such A&D Project that are either Released Lots or on which construction of a Unit has commenced, provided such Unit is included in a Borrowing Base Draw Request.
          1.55 “Working Capital Line” means a portion of the Facility, in the amount not exceeding $15,000,000.00 at anyone time, available for disbursement to Borrower without regard to the Borrowing Formula or any Collateral Basis Amount, in accordance with the provisions of Section 2.6 and Section 4 hereof.
          1.56 “Working Capital Line Collateral” means all of the equity interests in Borrower, and any successor thereof, which interest shall have been duly and validly pledged to Lender as collateral security for the prompt and full satisfaction of all obligations of the Working Capital Line Guarantor under its Guaranty of the Working Capital Line.
          1.57 “Working Capital Line Draw” means a Draw made under, and subject to all conditions pertaining to, the Working Capital Line, in accordance with Section 4 hereof.
          1.58 “Working Capital Line Draw Requests” means a written request for the disbursement to Borrower in accordance with the procedures set forth in Section 4 below.
          1.59 “Working Capital Line Guarantor” shall mean Levitt Corporation a Florida corporation, and its successors.
          1.60 “Working Capital Line Pledge” shall mean the Pledge and Security Agreement of even date herewith, executed by the Working Capital Line Guarantor in favor of Lender, encumbering the Working Capital Line Collateral as security for the obligations of the Working Capital Line Guarantor under its limited guaranty of the Facility.
     2. LINE OF CREDIT PROVISIONS.
          2.1 Description of the Facility. The purpose of the Facility is to fund the Borrower’s working capital needs and the acquisition or the refinance of A&D Land, the development of A&D Land, and the construction of Units located in one or more Approved Projects, and neither Borrower nor any Project Guarantor shall use Draws for any other purpose. Subject to the terms and conditions of this Agreement, upon Borrower’s submission of a Working Capital Line Draw Request or a Collateral Verification Certificate (comprised of A&D Draw Requests and Borrowing Base Draw Requests) and subject to Lender’s approval, Lender will authorize Draws, which shall be subject to the Maximum Facility Amount, the Maximum Available Amount, and all related Sub-Limits. Lender will maintain records reflecting the disbursed and un-disbursed portions of the Maximum Facility Amount and Maximum Available
Borrowing Base Facility Agreement- Loan No. 1001839

Amount, A&D Land Allocations, A&D Project Allocations, Net A&D Allocations, and payments received and applied to the outstanding Facility, interest accrued, and other matters related to the Facility and the Note, which shall be conclusive evidence of amounts owing thereunder absent manifest error.
          2.2 Interest and Payment Provisions.
               2.2.1 Interest and Payment Provisions. Interest rates and payment provisions shall be as set forth in the Note and as further described in Section 2.2.3.
               2.2.2 A&D Project Interest Reserves. If applicable to a specific A&D Project, that portion of an A&D Land Allocation or an A&D Project Allocation allocated in the Budget for the A&D Land Acquisition or A&D Project set forth in the A&D Land Addendum or A&D Project Addendum, if any, for the payment of interest (the “Interest Reserve”) shall be retained by Lender and shall be available for payment of accrued interest due Lender pursuant to that portion of the outstanding principal balance of the Note consisting of A&D Draw Requests for the particular A&D Project. Borrower hereby authorizes Lender to advance such proceeds on behalf of Borrower directly to Lender each month to pay such portion of the interest due on the Note, notwithstanding that Borrower may not have requested an advance of such amount. Such advance, if made, shall be made by a bookkeeping entry on Lender’s records, shall be considered an A&D Draw Request, added to the outstanding principal balance of the Note and shall be deemed paid to and received by Borrower. The authorization hereby granted, however, shall not obligate Lender to make any such advance or prevent Borrower from paying interest from its own funds. Borrower acknowledges that the payment of interest by the method described in this section is for its convenience and benefit. Notwithstanding any term or provision hereof to the contrary, if from time to time Lender reasonably determines, in its sole and absolute discretion, that the undisbursed portion of the interest reserve established pursuant to the Budget for the A&D Project (the “Undisbursed Reserve Sum”) may not be sufficient to defray in its entirety the entire amount of interest allocated to the A&D Project which Lender then anticipates is likely to accrue during the remainder of the time the A&D Draw Request for such A&D Project shall be outstanding (the “Anticipated Interest Sum”), whether as a result of (a) any existing or anticipated increase in the applicable interest rate, (b) any existing or anticipated deviation from sales or income pro-formas or projections, (c) any existing or anticipated increase in cost of development or delay in commencement or completion of development, and/or (d) any other matter Lender deems relevant in assessing the possibility of any interest reserve insufficiency, then Lender may, at its option, elect to (i) make no further advances from the Undisbursed Reserve Sum and require interest payments to be made directly by Borrower, (ii) require Borrower to deposit in an escrow account with Lender or such other escrow agent as Lender may designate, pursuant to an escrow agreement in form and content as required by Lender, an amount equal to the difference between the Anticipated Interest Sum and the Undisbursed Reserve Sum, and/or (iii) require Borrower to provide such other and further assurances to Lender as Lender may, in its discretion, reasonably require, it being agreed that Borrower’s failure to fully comply with any of Lender’s requirements pursuant to this Section 2.2.2 within ten (10) days from the delivery to Borrower of Lender’s notice of such requirements shall, without further notice, constitute an “Event of Default” under this Agreement and each of the other Loan Documents.
Borrowing Base Facility Agreement- Loan No. 1001839

               2.2.3 Principal Payments. In addition to the interest and principal payment requirements of the Note, Borrower shall make principal payments as needed from time to time in order to ensure that the principal amount outstanding under the Facility at no time exceeds the Maximum Facility Amount, that the aggregate outstanding principal amount of Draws at no time exceeds the Maximum Available Amount, or any applicable Sub-Limits are exceeded. Further, if there exists Unsatisfied Curtailment Requirements such that, after the application of such principal payments, the Collateral Basis Amounts (as further described in SCHEDULE 1) for all Eligible Property Types included in the Maximum Available Amount are insufficient to cover all Unsatisfied Curtailment Requirements and the face amount of all outstanding Letters of Credit, Borrower shall make an additional principal payment sufficient to satisfy all Unsatisfied Curtailment Requirements, which shall be applied by Lender to the Unsatisfied Curtailment Requirements, and to the outstanding Facility and shall further comply with the provisions of Section 2.5 below. Provided no Event of Default shall have occurred (and not been waived, in writing, by Lender), principal payments received by Lender shall be applied to the Facility first, to the extent applicable, in accordance with the preceding sentence and then as directed by Borrower. Following the occurrence of any Event of Default, which shall not have been waived, in writing, by Lender, Lender may apply such principal receipts in such order as Lender may determine, in its sole discretion.
          2.3 Facility Fees and Costs. Borrower shall pay, either from proceeds of the Facility or from Borrower’s own funds, at Lender’s discretion, the nonrefundable Facility Fees in the amounts and in the manner specified in SCHEDULE 1. Borrower shall pay, within five (5) business days following Lender’s demand, all reasonable out-of-pocket costs related to the Facility, including without limitation: title insurance premiums, appraisal fees, recording costs, third-party architect/engineer fees, fees for plan and cost reviews, if any, by third-party consultants, and attorneys’ fees.
          2.4 Extension of Expiration Date. Upon each annual anniversary of the date hereof, at the sole discretion and option of Lender, the Expiration Date may be extended in writing for a period of twelve (12) months, subject to Lender’s review of the latest annual fiscal year end financial information, and all supplemental current financial statements provided by Borrower to Lender and such other information as Lender may deem material, and on such terms as Lender may require, including payment of any applicable Facility Fee (See Schedule 1 hereto).
          2.5 Letter of Credit. From time to time, upon the request of Borrower, Lender shall issue Letter(s) of Credit to or for the benefit of Borrower or any Project Guarantor; provided, however, that the issuance of each Letter of Credit by Lender shall be subject to the approval of Lender in Lender’s sole discretion. Each such Letter of Credit shall have an expiry date no later than thirty (30) days prior to the then applicable Maturity Date. In the event that the sum of (i) the outstanding principal balance of the Note plus (ii) unadvanced A&D Land Allocations and unadvanced Net A&D Allocations, plus (iii) the face amount of all outstanding Letters of Credit issued to or for the benefit of Borrower or any Project Guarantor, exceeds the sum of (a) the amount of the Working Capital Line and (b) the Collateral Basis Amounts for all Eligible Property Types included in the Maximum Available Amount after the application of any principal payments required by Section 2.2.3 above, Borrower shall immediately deposit with Lender, upon demand therefor, the amount of such excess, which shall be deposited into an account established with Lender, which account shall be assigned as additional collateral for the
Borrowing Base Facility Agreement- Loan No. 1001839

Note. Thereafter, Borrower shall maintain a balance in such account in the amount of such excess, as such excess may increase or decrease over time in conjunction with changes in the Maximum Available Amount and availability under the Working Capital Line.
          2.6 Working Capital Line. Subject to all of the terms and conditions set forth in Section 4 or otherwise in this Agreement, upon Borrower’s submission of Working Capital Line Draw Requests, Lender shall disburse Draws under the Working Capital Line without regard to any Collateral Basis Amount, provided that the amount of any such disbursement shall not exceed the limitation set forth in Section 4.4.3 hereof. At Borrower’s request at any time during the term of the Facility, Borrower may irrevocably elect, by written notice to Lender, to terminate the Working Capital Line. Effective upon receipt of any such termination notice, Lender’s obligation to disburse any further Working Capital Line Draws shall cease and the Working Capital Line shall be reduced to the then outstanding principal balance thereof, as further reduced by the amount of each principal payment subsequently received by Lender and applied by Lender to the Working Capital Line, as provided in this Agreement. Upon the termination of the Working Capital Line and the repayment, in full, of the Working Capital Line, Lender shall (a) cancel the Working Capital Line Guarantor’s Guaranty, (b) terminate Lender’s security interests in the Working Capital Line Collateral and (c) cancel and return to the Working Capital Line Guarantor the Working Capital Line Guarantor’s Guaranty and the Working Capital Line Collateral.
     3. CONDITIONS TO CLOSING AND ADVANCEMENT OF FUNDS FOR PROPERTY. Lender’s obligation to advance any funds under this Facility with respect to any existing Approved Project or A&D Land, and Lender’s subsequent obligation to advance funds with respect to any additional Property, shall be in Lender’s sole and absolute discretion and subject to approval by Lender’s credit administration department and (unless waived or deferred by Lender, in writing) the satisfaction, at Borrower’s sole cost and expense, of each of the following conditions for the particular Property providing the basis for which Borrower is requesting funds:
          3.1 Approved Project. The additional Property shall either have been approved as A&D Land by Lender, in its sole discretion, or shall be located in an Approved Project, and for A&D Projects, Lender shall have approved Borrower’s plans for the current stage of development of such A&D Project proposed as additional Property hereunder. For A&D Land, it shall be sufficient to indicate Lender’s approval by its execution of an A&D and Addendum. For an A&D Project, it shall be sufficient to indicate Lender’s approval by its execution of an A&D Project Addendum, which may contain special conditions precedent to any or all advances hereunder.
          3.2 Guaranty of Property Owner. The fee owner of the applicable Property shall have become a Project Guarantor, guaranteeing repayment (as a direct obligor, and not as a guarantor of collection) of the Note and all obligations of Borrower under the Facility.
          3.3 Recording of Mortgages. A Mortgage (together with an assignment of leases, rents, development and similar rights and such other security documents as are customary in the applicable jurisdiction) shall have been recorded in the appropriate jurisdiction and Borrower or the applicable Project Guarantor shall have paid all recording fees and taxes
Borrowing Base Facility Agreement- Loan No. 1001839

(excluding real estate taxes not then due and payable) and removed all encumbrances (a) necessary to perfect the Mortgage as first lien or first deed of trust (as applicable) on the applicable Property and (b) not approved by Lender, in its sole discretion.
          3.4 Title Policy. Borrower or the applicable Project Guarantor shall have procured, before any A&D Draw is made hereunder with respect to the particular A&D Land or A&D Project, after the initial recordation of the Mortgage encumbering such Property or following the recording of any amendments thereto or any additional Mortgages required to secure the Facility, an ALTA 1970 form extended coverage lender’s policy of title insurance (or its equivalent acceptable to Lender) in a form and issued by a title company satisfactory to Lender, in an insured amount of not less than (a) in those jurisdictions imposing material taxes on Mortgages based on the amount secured thereby, the Maximum Available Amount allocated to the applicable Approved Project plus 120%, and (b) in all other jurisdictions, an amount equal to the Maximum Facility Amount minus the maximum amount of the Working Capital Line (i.e. $85,000,000.00), insuring the Mortgages as first liens or first deeds of trust (as applicable) on all Property securing the Facility, subject only to such exceptions as may be approved in writing by Lender and including such endorsements as shall be customary or as Lender may require, including, but not limited to Tie-In Endorsements, Florida Form 9 (or comparable comprehensive endorsements in other States), Letter of Credit Endorsements and Revolving Credit Endorsements (provided issuance of the requested endorsements is legal in the applicable State). No work of any character is to be commenced or material delivered to the applicable Property before the title policy insuring such Mortgage is furnished to Lender and Lender has advised Borrower that such policy has been received and is acceptable to Lender, except to the extent that the title policy ultimately provided to Lender insures the first lien priority of such Mortgage subject only to permitted exceptions approved by Lender despite any such prior work and without exceptions for construction liens. The intention of the parties hereto is that every Mortgage granted as security for the Facility is and, to the extent modified by any modification and spreader thereof, shall continue to be prior to any construction lien. If any material is delivered or work performed before Lender has received each such policy, Lender may, at its option, refuse to make any Draws hereunder with respect to such Property, other than to pay all expenses incurred in connection with the Facility and proceed to exercise any and all remedies available to Lender under the Loan Documents upon an occurrence of an Event of Default.
          3.5 Appraisals and Market Studies. For A&D Land, Lender shall have obtained an Appraisal setting forth the as-is market value of the undeveloped A&D Land. For A&D Projects, Lender shall have obtained an Appraisal setting forth the as-is market value of the undeveloped A&D Land and the bulk discounted market value of the Developed Lots to be developed in the A&D Project. For Units, Lender shall have obtained a master appraisal on base model types and lots with option value addendum for each Approved Project which shall be utilized throughout the period of sales of the Units, but updated if and when requested by Lender at Borrower’s expense. In addition, Borrower shall deliver to Lender a then current market study for the Units to be constructed in such Project. Each such Appraisal and market study shall demonstrate a market value acceptable to Lender utilizing Lender’s then current policies and guidelines. Further, at any time, Lender shall have the right to re-appraise any portion of the Property at Borrower’s expense and adjust the Collateral Basis Amounts for such portions of the
Borrowing Base Facility Agreement- Loan No. 1001839

Property in the event such re-appraisal indicates a decline in the market value of the re-appraised portions of the Property.
          3.6 Plans/Permits. For A&D Projects (i.e. for Draws other than simply to finance or refinance A&D Land), Lender shall have been provided with Plans and Specifications, acceptable to Lender and its third party consultant, for the applicable phase of development or construction and, for A&D Land on which Borrower intends to begin Unit construction, a final plat map, in a form satisfactory in all respects to Lender, shall have been recorded in the appropriate jurisdiction. In addition, Borrower shall have provided Lender with evidence satisfactory to Lender that Borrower or the applicable Project Guarantor has obtained or will obtain (as determined in Lender’s reasonable satisfaction) all permits and approvals necessary to allow Borrower or the applicable Project Guarantor to proceed with the development of the A&D Project or the construction of individual Units in accordance with the Plans and Specifications.
          3.7 Third Party Contracts. Borrower or the applicable Project Guarantor shall have provided Lender with such construction, development, engineering, and architectural contracts, and major subcontracts relating to the applicable Approved Project, as Lender may request and Lender in its sole discretion shall have approved such contracts in writing.
          3.8 Budget. Lender (and its inspecting engineer) shall have received and approved a cost breakdown and itemization of all hard and soft costs for the applicable Approved Project and the sources for payment of such costs from the Borrower or the applicable Project Guarantor. This itemization shall include: (i) a summary page indicating costs of land, site work, hard and soft costs of construction, and (ii) detailed schedules supporting the construction costs.
          3.9 Zoning and Concurrency. Borrower shall have provided Lender with evidence satisfactory to Lender that the Property has zoning and concurrency approvals which will permit the development and construction of the applicable Approved Project.
          3.10 Search. Lender shall have received satisfactory federal and state tax lien, judgment, UCC, and pending litigation search for Borrower and the applicable Project Guarantor for the state and county in which Borrower and such Project Guarantor was formed as well as for the State and county in which the applicable Property is located in each case, dated not more than sixty (60) days prior to the date of the first Draw to be disbursed with respect to such Property.
          3.11 Cost Analysis. Lender shall have received a cost analysis, in form and substance satisfactory to Lender, as determined in its sole discretion that supports the information in the Budget submitted by Borrower.
          3.12 Insurance. Borrower shall have provided Lender with evidence acceptable to Lender of the insurance required to be maintained under Section 8.11 hereof and under any of the other Loan Documents, which insurance shall be in form and amount, and issued by companies satisfactory to Lender.
          3.13 Utilities. Where applicable, Borrower shall have delivered to Lender evidence satisfactory to Lender that all utilities, including water, electric, gas, and telephone, and all storm and sanitary sewer drainage facilities are or will be available at the Property for
Borrowing Base Facility Agreement- Loan No. 1001839

utilization by Borrower or the applicable Project Guarantor for the development and use of the Approved Project and that the respective lines and treatment or generating plants are of adequate size and capacity to serve the Approved Project.
          3.14 Survey. At Lender’s request, Borrower shall have delivered to Lender a current survey (dated note more than ninety (90) days prior to the date of the first Draw with respect to such Property), properly certified and in a form acceptable to Lender, showing such Property to be free from encroachments and otherwise acceptable to Lender.
          3.15 Soil Tests, Environmental Report. Borrower shall have delivered to Lender copies of all soil analysis reports, all soil compaction tests, all environmental reports or statements, and all other tests prepared or performed with respect to Property, all of which shall be satisfactory to Lender in form and content. In addition, Lender shall have received a fully completed environmental questionnaire, in form and content acceptable to Lender, the answers to which must be acceptable to Lender, in it sole discretion. Further, Lender shall have received and approved from an approved engineer hired by Borrower, a Phase I Environmental Site Assessment together with a Reliance Letter thereto issued in favor of Lender (if said assessment is not addressed to Lender), in form and substance satisfactory to Lender, as determined in its sole and absolute discretion, indicating, that the Property in the subdivision proposed for approval is free from risk, in Lender’s sole judgment, from all hazardous substances, toxic substances, or hazardous wastes as defined by any federal, state, or local law, statute, ordinance, or regulation and is free of all other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Property, and unless specifically approved by Lender, that the subject Property is not located within a “Wetlands” or “Flood Plain” area, and contains no underground storage tanks or oil or gas wells.
          3.16 Fees and Expenses. Borrower shall have paid all legal, appraisal, and inspection fees; title insurance and survey costs; recording and filing fees; documentary stamp, intangible or other applicable mortgage taxes; real estate commissions; hazard and liability insurance and property taxes (due and payable) on the Project; and any and all other charges or expenses reasonably incurred by Lender in connection with the Loan or the preparation and recording or filing of the Loan Documents. Borrower shall indemnify and hold Lender harmless against any and all claims for such fees, charges, commissions, taxes, or other expenses of any kind in any way connected with the Loan.
          3.17 Notice of Commencement. For each Unit (or building within which such Unit is situated), Borrower or the applicable Project Guarantor shall have prepared and recorded a Notice of Commencement in accordance with Chapter 713, Part I, Florida Statutes, or any similar requirement under the lien laws of the State in which the applicable Property is situated.
          3.18 Financial Reports and Covenant Compliance. Borrower, and the reporting parties set forth therein, shall have provided Lender with current versions of all the financial reports described in SCHEDULE 2, and Borrower and such reporting parties shall be in compliance with all reporting requirements and financial covenants set forth on SCHEDULE 2.
Borrowing Base Facility Agreement- Loan No. 1001839

          3.19 Default. No Event of Default shall have occurred (which shall not have been waived, in writing, by Lender) and no event shall have occurred which, with the giving of notice or passage of time, could become an Event of Default.
          3.20 Other Documents. Borrower shall have provided Lender with such other reports, certificates, documents, and instruments regarding Borrower, the applicable Project Guarantor and the applicable Property and Approved Project as may be listed in the A&D Land Addendum or A&D Project Addendum or as Lender may otherwise reasonably require.
          3.21 Authority Documents.
               3.21.1 Organizational Documents. Borrower and each Guarantor shall have provided Lender with an updated certified copy of each of their respective Articles of Incorporation, Bylaws and shareholder agreements or Articles of Organization and Operating Agreements, together with all amendments and modifications thereto, and such other organizational documents as Lender may request, and a certified copy of each assumed name certificate, if any, of Borrower and/or each Guarantor.
               3.21.2 Good Standing Certificates. Borrower and each Guarantor shall have provided Lender with good standing certificates, or their equivalent, issued by the Secretary of State or other appropriate offices within the State of organization of Borrower and each Guarantor, and evidence satisfactory to Lender of Borrower’s and each Guarantor’s authorization to do business in the State wherein the Approved Project is located, if the State of Borrower’s and/or the Guarantor’s organization is other than the State of the location of the applicable Approved Project.
               3.21.3 Resolutions and Consents. Borrower shall have provided Lender with certified resolutions and/or consents authorizing Borrower and the applicable Guarantor to enter into the Loan Documents, including but not limited to the Mortgages or any mortgage modification and spreader agreement amending any then existing Mortgage (if the applicable Property is not currently subject to the Mortgage).
               3.21.4 Delivery of Loan Documents. Borrower and Guarantors shall have executed and delivered to Lender all Loan Documents required by Lender and any other documentation as required by Lender to carry out the provisions and purposes of this Agreement and the Facility.
               3.21.5 Borrower’s Counsel’s Opinions. Lender shall have received an opinion letter from counsel to the Borrower or the applicable Project Guarantor, in form and content satisfactory to Lender and its counsel, opining to such matters as Lender may require, including, but not limited to opinions regarding (a) the due organization, existence and good standing of Borrower or the applicable Project Guarantor (and any applicable general partner or manager thereof), (b) the due power, authorization and execution of the Guaranty, Mortgage and other applicable Loan Documents executed by such Project Guarantor, (c) that the form of the Mortgage and other documents to be recorded or filed are proper for recording or filing in the applicable State and (d) all documents executed by the Borrower or the Project Guarantor (as applicable) are valid and binding (subject to customary qualifications and assumptions).
Borrowing Base Facility Agreement- Loan No. 1001839

               3.21.6 Other Conditions. Borrower and Guarantors shall have fulfilled each and every other condition to any initial Draw (i.e. to finance or refinance A & D Land) or any subsequent Draw set forth in SCHEDULE 1 attached hereto or the applicable A&D Land Addendum or A&D Project Addendum.
     4. A&D DRAWS/BORROWING BASE DRAWS/WORKING CAPITAL LINE DRAWS. Lender shall make Draws available to Borrower for the purposes and in accordance with the procedures set forth in this Agreement, and in the case of all Draws other than Working Capital Line Draws, based on Borrower’s most current Collateral Verification Certificate, in each case, subject to verification or adjustment based on Lender’s inspections and review as set forth below, and provided that the total amount outstanding under the Facility shall at no time exceed the Maximum Facility Amount and Maximum Available Amount as defined in SCHEDULE 1. Lender may impose such additional conditions on such Draws as Lender may subsequently determine are necessary to insure that the proceeds of the Facility are applied to the purposes contemplated hereunder.
          4.1 Draw Procedures.
               4.1.1 Collateral Verification Certificate Report. Borrower shall submit periodic Collateral Verification Certificates no less than one (1) time per month and within twenty (20) days of month end for the month being reported, on a day Lender is open for business at the address set forth above, that shall cover all amounts being requested hereunder for A&D Draws and Borrowing Base Draws by providing Lender with such information, authorizations, and documents as Lender may request, including but not limited to Borrower’s A&D Draw Request, a spreadsheet report for all A&D Project Budget Costs and related costs incurred, and a report detailing and listing all costs by category (“Borrower’s Job Cost Reports”) by Approved Project and Borrowing Base Draw Request. If all conditions to Draws set forth herein and in the applicable Loan Documents have been satisfied, including each of the conditions set forth in Section 3 above and in SCHEDULE 1 hereof, Lender will make available the difference between the current outstanding principal amount of the Facility and the Maximum Available Amount as directed from time to time by Borrower.
               4.1.2 All Draws. Lender shall not be required to fund any Draw unless, on the date such Draw is requested to be made (which shall not be less than 5 business days after Lender’s receipt of the applicable Draw request), each of the following conditions are satisfied:
                    4.1.2.1 Representations and Warranties. All representations and warranties contained herein or in any of the applicable Loan Documents shall be true and correct, in all material respects;
                    4.1.2.2 No Default. Borrower and Guarantors shall be in full compliance with all terms, conditions, and covenants set forth herein or in any of the applicable Loan Documents, no Event of Default shall have occurred (which shall not have been waived, in writing, by Lender) and no event shall have occurred which, with the giving of notice or passage of time would become an Event of Default;
Borrowing Base Facility Agreement- Loan No. 1001839

                    4.1.2.3 No Illegality. No change in applicable Laws, or in the interpretation of such Laws shall have occurred which would make it illegal for Lender to perform its obligations under this Agreement, and the making of any advance hereunder would not cause Lender to exceed its then current loans-to-one-borrower limitation; and
                    4.1.2.4 Title Endorsements. If required by Lender in accordance with the terms of this Agreement, Lender has received (i) such continuation endorsements and date-down endorsements to the title policies issued pursuant to Section 3.4 hereof, in form and substance satisfactory to Lender as Lender determines in its sole discretion necessary to insure the priority of the applicable Mortgages as valid first liens on the Property described in the most recent Collateral Verification Certificate or (ii) an unconditional, irrevocable written commitment by the applicable title insurance company to issue such endorsements.
          4.2 Project Information. Borrower shall provide all information requested by Lender, in form and content satisfactory to Lender, prior to any Draw hereunder, including without limitation: Budgets for all Approved Projects under development or Units under construction, appraisals, surveys, recorded plats, plans and specifications, copies of all applicable permits and governmental approvals obtained for the particular Approved Project, copies of all recorded declarations or covenants affecting that Approved Project, insurance policies in form and amount reasonably acceptable to Lender and issued by insurance companies reasonably acceptable to Lender, environmental reports, borrowing resolutions, evidence of corporate or other status, current contractor’s licenses, lien waivers or subordinations, evidence of all required surety bonding and insurance coverages, plan and cost reviews performed by an independent inspection agent, and all other documents and information that Lender may require. Date down endorsements to title insurance policies and/or lien releases may be required as a condition to making any Draw (other than a Working Capital Line Draw).
          4.3 Property Inspections.
               4.3.1 A&D Project Inspections. Lender may, at Lender’s option, inspect A&D Projects at such intervals and as often as Lender may desire but not less than quarterly, and Lender will not withhold funding for A&D Draw Requests pending the inspection report next due. Should inspections of the A&D Projects indicate that the A&D Draw Requests portion of the Collateral Verification Certificate overstate the values, costs, or completion percentages, in addition to any other remedy afforded Lender, Lender may increase its frequency or scope of its inspections.
               4.3.2 Lot and Unit Inspections. Lender may, at Lender’s option, inspect Developed Lots and Units securing the Facility at such intervals and as often as Lender may desire. Lender shall have sole discretion as to which portion and how much of the Property to inspect. Should inspections of the Property indicate that the Collateral Verification Certificates overstate the values, costs, or completion percentages, in addition to any other remedy afforded Lender, Lender may increase its sample size, frequency, or scope of its inspections.
               4.3.3 All Inspections. Borrower shall cooperate and shall cause Guarantors to cooperate with Lender in arranging for inspections by representatives of Lender or
Borrowing Base Facility Agreement- Loan No. 1001839

any third-party consultant retained by Lender of the progress of the development and construction from time to time, including an examination of (i) the Approved Project improvements; (ii) all materials to be used in the development and construction; (iii) all Plans and Specifications; (iv) any contract, bill of sale, statement, receipt, or voucher in connection with the Approved Project improvements; (v) all work done, labor performed, materials furnished in and about the Approved Projects; (vi) all books, contracts, and records with respect to the Approved Projects; and (vii) any other Construction Document. Borrower shall cooperate and shall cause the Project Guarantors to cooperate with Lender to enable Lender to perform its functions hereunder and shall promptly comply with Lender’s requirements and correct any deficiency regarding the construction of the Approved Projects or the progress thereof. Draw inspections shall be made by in-house Lender personnel or by a third-party architect/engineer, as required by Lender. Borrower shall pay inspection costs of Lender within twenty (20) days of demand. If inspections of the Property indicate that the Collateral Verification Certificate overstates the values, costs, or completion percentages, in addition to any other remedy afforded Lender, Lender may increase its sample size, frequency or scope of its inspections. In such event Borrower shall pay an additional inspection fee commensurate with the increased inspections.
          4.4 Draw Amounts.
               4.4.1 A&D Draw Requests. The allowed amount of each A&D Draw Request shown in the Collateral Verification Certificate shall be subject to the Maximum Facility Amount and all applicable Sub-Limits, in accordance with the approved Budget for the A&D Project set forth on the applicable A&D Project Addendum and determined by the information provided by Borrower in its A&D Draw Request, subject to adjustment based on Lender’s inspections. A&D Draw Requests shall be further limited by the A&D Limitations set forth in paragraph K on SCHEDULE 1 or in the applicable A & D Project Addendum. If applicable, the A&D Draws shall also be made for the payment of interest in accordance with the provisions of Section 2.2.2 above (to the extent provided for in the applicable Budget) and for payment of all other Eligible Costs shown in the Budget for the particular A&D Project, payable by or on behalf of Borrower in connection with the particular A&D Project. The allowed amount of each A&D Draw Request shall be determined, at Lender’s option: (i) by Lender’s review of a detailed report listing all invoices and costs as provided by Borrower and Lender’s confirming physical inspection; (ii) on a percentage completion basis with reference to the schedules included in the applicable approved Budget, as established by a physical inspection of the construction conducted by Lender or its agent (or, at Lender’s sole discretion, as disclosed by the information provided by Borrower in the A&D Draw Request); or (iii) by a combination of the foregoing methods. Lender shall require that Borrower or the applicable Project Guarantor contribute any Equity Funds necessary to pay any portion of Eligible Costs incurred to the date of Borrower’s Collateral Verification Certificate that are not covered by the applicable A&D Draw Request which, unless otherwise agreed to by Lender, in writing, shall be amounts not less than (a) thirty-five percent (35%) of the cost of the A&D Land and (b) twenty percent (20%) of all hard and soft costs incurred from time to time in connection with the applicable Project. The aggregate amount available shall be the total of such Eligible Costs actually paid or incurred by Borrower for each of the cost line items specified in such Budget, but in no event shall the A&D Draw Request for a particular A&D Project exceed the total of all sums allocated to such cost line items, being in the aggregate the A&D Project Allocation. Notwithstanding anything herein to the contrary, Lender, in its sole discretion, shall have the right, but shall not be obligated, to increase, decrease, reallocate, or reapply the amount of the A&D Project Allocation to be disbursed for each item set forth in the Budget. Notwithstanding any other provisions contained herein, Borrower shall
Borrowing Base Facility Agreement- Loan No. 1001839

maintain records of all Approved Project invoices and Lender, at its discretion, may require submission by Borrower of the invoices set forth on the spreadsheets.
               4.4.2 Borrowing Base Draws. The allowed amount of each Borrowing Base Draw Request shall be subject to the Maximum Facility Amount, the Maximum Available Amount and all applicable Sub-Limits and determined by the information provided by Borrower and Guarantors. Borrower shall not be entitled to any Draws based on the information in a particular Collateral Verification Certificate until Lender has had at least five (5) full business days to review and confirm the information provided by Borrower in that certificate, subject to adjustment based on Lender’s inspections; provided, however, that Lender’s failure to require adjustment within such time frame shall in no way limit Lender’s right to require adjustments thereafter prior to the time funds are to be available in order to allow time for inspection. Borrower acknowledges that the foregoing disbursement schedule may be different than the disbursement schedule contained in Borrower’s or the Project Guarantors’ construction contracts or subcontracts and Borrower acknowledges that it is its responsibility to resolve any such differences directly with the applicable contractors or subcontractors. The Maximum Available Amount is based on the applicable Collateral Basis Amounts for the Eligible Property Types calculated as set forth on SCHEDULE 1. In reviewing Borrower’s Collateral Verification Certificate, determinations of “value,” “cost,” and “percentage of completion” shall be made by Lender in its reasonable discretion and in accordance with its standard credit procedures. In the event the percentage of completion or other information relating to a particular Eligible Property Type as determined by Lender varies from the information provided by Borrower in its most current Collateral Verification Certificate, Lender may, at any time and in its sole discretion, use the information as determined by Lender to calculate the Collateral Basis Amount.
               4.4.3 Working Capital Line Draws. The allowed amount of each Working Capital Line Draw shall be subject to the Maximum Facility Amount and shall in no event exceed the difference between $15,000,000.00 and the outstanding principal balance allocated to the Working Capital Line from time to time.
               4.4.4 Application of Draws. Although Borrowing Base Draws shall not be made hereunder on a line-item or paid invoice basis, the parties intend that all such proceeds of the Facility be applied first to pay all costs incurred for the refinance or purchase and development of the Property and the construction of single family residences thereon, as applicable, and that A&D Draws and Borrowing Base Draws be used to pay all such costs before being used to repay Borrower or any Guarantor any portion of their equity in the Property. Working Capital Line Draws may be used by Borrower for general working capital purposes; provided, however, that in no event shall proceeds of the Working Capital Line (or the Facility) be used for (a) personal, consumer, family, household, educational, agricultural or similar uses, (b) land banking or land speculation or (c) the purpose of purchasing or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System or to extend credit to any party for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors. Lender shall have no obligation to ensure that proceeds of the Facility are properly applied to purposes of the Facility as set forth herein or in the other Loan Documents. Borrower shall have the sole obligation to ensure proper allocation of all Draws hereunder. Despite the foregoing, Lender shall have the right, but not the obligation, to disburse Facility proceeds directly to any unpaid supplier of labor, materials, equipment, services, or supplies whose claim
Borrowing Base Facility Agreement- Loan No. 1001839

has or may become a lien against any portion of the Property, or to require that Draws be made in the form of dual-payee checks or other restricted forms of transfer.
     5. MANNER OF CONSTRUCTION.
          5.1 Conformance with Plans and Laws. All work shall be performed and the Approved Projects and Units shall be developed and constructed in a good and workmanlike manner, free from all material defects in materials or workmanship. Development of Approved Projects and construction and use of the Units shall conform in all material respects to the applicable Plans and Specifications and all federal, state, and local laws, ordinances, regulations, and rules relating thereto (“Laws”), including, without limitation, all building, zoning, planning, subdivision, fire, traffic, safety, health, disability, labor, discrimination, environmental, air quality, wetlands, shoreline, and flood plain laws, ordinances, regulations, and rules. The Laws shall also include all governmental and private covenants, conditions, and restrictions applicable to the development of the Property and the construction of Units thereon. Prior to any Draw hereunder with respect to any Approved Project, Lender may require Borrower to supply evidence satisfactory to Lender that it and each applicable Project Guarantor has complied in all material respects with the applicable Plans and Specifications and that neither Borrower nor any Project Guarantor has been cited for the violation of any Laws.
          5.2 Right of Entry. Lender or its agents shall at all times have the right to enter upon any portion of the Project during the period of development or construction upon one (1) business day prior notice to Borrower. If the work is not satisfactory to Lender in its reasonable discretion, Lender shall have the right to stop such non-conforming work and order its replacement, whether or not the unsatisfactory work has theretofore been incorporated in the improvements.
          5.3 Rights In Personal Property. No materials, equipment, fixtures, or any other part of such improvements or apparatus to be used in connection therewith shall be purchased and/or installed under conditional sale agreements or other arrangements wherein the right is reserved or may accrue to anyone to remove and/or to repossess any such items.
          5.4 No Changes in the Construction Documents. Borrower and the Project Guarantors shall make no changes in the Plans and Specifications or the other Construction Documents, after the same have been approved by Lender, which would result in an increase in the cost of construction by more than five percent (5%) in the aggregate, without first obtaining the written consent of Lender to such changes (which shall not be unreasonably withheld), unless such increased cost is as a result of options chosen by and fully paid for by the purchaser of a Pre-Sold Unit or required by Law.
          5.5 Deadline for Start of Development/Construction. Borrower and/or the applicable Project Guarantor shall begin development of particular A&D Improvements prior to or by the commencement date set forth in the A&D Project Addendum for the applicable A&D Project. In the event that the development of such A&D Improvements has not commenced on or before the Commencement Date set forth in the applicable A&D Project Addendum, all funding availability for such A&D Project shall be immediately reduced to zero on the Collateral
Borrowing Base Facility Agreement- Loan No. 1001839

Verification Certificate. Borrower and/or the applicable Project Guarantor shall begin construction of a particular Unit, as applicable, within ninety (90) days of the Unit’s inclusion in a Collateral Verification Certificate or Lender shall require that the advance for the Developed Lot upon which the Unit shall be constructed be reduced to no more than sixty-five percent (65%) loan-to-appraised value.
          5.6 Start Limitation. Unless otherwise approved by Lender, neither Borrower nor any Project Guarantor shall be entitled to add any additional A&D Projects to the Facility either (a) at any time during which Borrower is in violation of the minimum pre-tax net income financial covenant set forth in Schedule 2, Section B hereto or (b) after the Expiration Date, as such date may be extended as set forth herein. Further, Lender shall not be required to advance any Draw or portion thereof with respect to any Unit, as to which construction shall have commenced later than six (6) months prior to the Maturity Date (as same may be extended pursuant to the terms hereof).
          5.7 Lender’s Right to Complete Development/Construction. If (i) development or construction is at any time abandoned, discontinued, or not carried on with reasonable dispatch and not cured within five (5) days after written notice or such longer period as approved by Lender, except as may be extended by force majeure, if Borrower commences to cure and is proceeding diligently to complete such cure; (ii) the work is not properly performed as determined by Lender and such failure is not cured within five (5) days after written notice or such longer period as approved by Lender if Borrower commences to cure and is proceeding diligently to complete such cure; or (iii) an Event of Default exists under the Loan Documents, then Lender may, at its option and in addition to any and all other remedies available to Lender under the Loan Documents, without further notice, take possession of the affected Property and enter into contracts for or proceed with the finishing of such improvements according to the applicable Plans and Specifications and pay the cost thereof. Borrower shall repay any and all costs incurred by Lender in taking such action upon demand by Lender and repayment thereof, together with interest charged at the default rate under the Note from the date funds are advanced by Lender for such purpose, shall be secured by the Mortgages.
          5.8 Recorded Covenants. Borrower shall submit to Lender a copy of any declaration of covenants, conditions, and restrictions, or any other restrictive covenants affecting the Property and obtain Lender’s approval of any such declaration or covenant prior to recording, which approval shall not be unreasonably withheld. Upon approval, Lender agrees to consent to such document(s), to the extent such consent is required by Law.
          5.9 Time/Construction/Development. Once Borrower or the applicable Project Guarantor has commenced physical development of A&D Improvements within a particular A&D Project or construction of a particular Unit, Borrower and the applicable Project Guarantor shall not cease or substantially cease productive work on that A&D Project or Unit, as applicable, for more than twenty (20) days in the aggregate, except as may be extended by force majeure, without the prior written consent of Lender. In any event, unless each A&D Project shall be completed to Lender’s satisfaction on or before the Completion Date set forth in the applicable A&D Project Addendum, Lender shall have no further obligation to fund further A&D Draws with respect to such A&D Project. Once construction of an individual Unit with proceeds of the Facility shall be commenced, the construction of such Unit shall be diligently pursued to
Borrowing Base Facility Agreement- Loan No. 1001839

completion, to Lender’s reasonable satisfaction, and shall remain included in Collateral Verification Certificates, but only for such period specified by Lender in writing. [see SCHEDULE 1 attached hereto].
          5.10 Actions Required by Lien Laws. Borrower shall take all steps necessary under the Laws of each applicable State to prevent the assertion of claims or liens against the Property or any part thereof or right or interest appurtenant thereto, or of claims against Lender or the Facility and shall otherwise comply with all provisions of lien laws applicable to Borrower, each Project Guarantor and the Property.
          5.11 Costs Incurred by Lender. Borrower shall be liable to Lender for all sums paid or incurred by Lender in finishing the improvements or otherwise protecting its security hereunder, whether the same shall be paid or incurred pursuant to the provisions of this Section 5 or otherwise in accordance with the Loan Documents, and all such payments made or liabilities incurred by Lender of any kind whatsoever as a result thereof shall be paid by Borrower to Lender within twenty (20) days of demand, together with interest at the default rate under the Note to the date of payment to Lender, and all of the foregoing sums, including interest thereon, shall be deemed advances by Lender to protect its security, separate and distinct from advances of proceeds of the Facility, and shall be evidenced and secured by the Guarantees, the Mortgages and other Loan Documents:
     6. PARTIAL RELEASES. So long as (i) there does not exist any Event of Default or uncured default by Borrower or Guarantors hereunder or under the other Loan Documents or under any document evidencing or securing any other loan from Lender or its affiliates to Borrower, the Guarantors or their subsidiaries or affiliates or (ii) there does not exist any event which, following notice and/or the expiration of any applicable cure period without a cure, would constitute a default thereunder, Borrower shall be entitled to a partial release of the particular Unit and/or Developed Lot or other parcel of land from the lien and encumbrance of the applicable Mortgage only upon Borrower’s fulfillment and the applicable Project Guarantor’s fulfillment of all conditions to such partial release set forth below:
          6.1 Third-Party Sale. The Unit or Developed Lot has been sold to a third- party unaffiliated with Borrower pursuant to a Qualified Contract;
          6.2 Interest and Reimbursable Advances. Borrower pays any delinquent monthly interest payments and any advances by Lender that are reimbursable by Borrower hereunder or under any of the Loan Documents, whether or not Borrower is then in default with respect to such reimbursement;
          6.3 Property Legally Subdivided. The applicable Property has been legally subdivided into parcels or lots such that both (a) the Developed Lot or Unit to be released and (b) the portion of the applicable Property remaining subject to the Mortgage are legally segregated properties capable of being transferred in accordance with the law;
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          6.4 Access Unimpaired. The partial release does not deny or unreasonably impair access to public roads and utilities for either the portion of the Property remaining subject to the applicable Mortgage or the Developed Lot or Unit to be released;
          6.5 Indemnification of Property. Borrower or the applicable Project Guarantor secures all necessary services of surveyors, engineers, and other consultants of any kind or nature whatsoever required in connection with the partial release in order to sufficiently identify the portion of the Property to be released and to enable Lender or any trustee to complete the partial release; and
          6.6 Request for Partial Release. Lender shall have received a written request for such release at least three (3) business days prior the proposed date for such release, and such request shall be accompanied by a statement, certified to be true, accurate and complete by an Authorized Person, calculating the Collateral Basis Amount remaining after the requested release;
          6.7 Costs and Expenses. Borrower pays the reasonable costs of preparing and delivering the partial release, the premium for any special title insurance endorsements required by Lender, and any and all other escrow, legal, closing, and recording costs incurred by Lender in connection with such partial release.
          6.8 Release Price. Provided all the conditions of this Section 6 have been complied with by the Borrower, the release price for a Unit or Developed Lot shall be for the consideration of ZERO DOLLARS ($0.00), except that if the removal of the Unit or developed Lot from the Collateral Basis Amount would cause the outstanding principal amount under the Facility to exceed the Maximum Available Amount or any Sublimit, Borrower shall pay within five (5) days, a “Release Fee” equal to such excess principal amount, which Lender shall apply to the outstanding principal balance of the Facility in accordance with the provisions of Section 2.2 hereof.
          6.9 Other Releases. Subject to the satisfaction of the conditions contained in this Section 6 above, Lender shall release the lien and encumbrance of the applicable Mortgage from any portion of the Property that is conveyed or dedicated to a homeowners’ or master association or that is dedicated to governmental entities, if such conveyance is made without any compensation and made pursuant to an agreement or applicable homeowners or condominium documents approved, in writing, by Lender. At Borrower’s request, Lender shall terminate the Working Capital Line Pledge, release its lien upon the Working Capital Line Collateral and return the Working Capital Line Collateral to the Working Capital Line Guarantor, subject to and in accordance with the provisions of Section 2.6 hereof.
          6.10 Joinders and Consents. Lender agrees, upon Borrower’s request, to join in any plat for A&D Land and any utility easements or licenses, and to consent to any homeowner’s association documents or declarations, development agreements or similar instruments affecting the A&D Land and needed by the applicable Project Guarantor in connection with the development of such A&D Land (as contemplated in the applicable A&D Project Addendum), at no cost or liability to Lender, provided that such instruments are in form and substance reasonably acceptable to Lender; provided, however, that Lender shall not be
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required to join in or consent to any such document if doing so would materially diminish the value of the A&D Land or require Lender to directly assume any obligations of Borrower or any Project Guarantor thereunder.
     7. GENERAL REPRESENTATIONS AND WARRANTIES. Borrower, as of the date of execution hereof and as of the date of each request for a Draw hereunder, represents and warrants to Lender that:
          7.1 Payment of Taxes and Proper Books and Records. Borrower and each Guarantor have filed all required tax returns and paid all federal and state taxes, FICA payments, and similar taxes now due and owing, and maintains proper books and records relating to all operations of Borrower and each Guarantor.
          7.2 Liens and Encumbrances. The liens, security interests and assignments created by the Loan Documents are valid, effective, properly perfected and enforceable liens, security interests and assignments. There are no claims for social security, unemployment compensation, unpaid taxes, construction work or materials, or other obligations to or claims by any governmental body or any private person, firm, or corporation that are or could become liens upon the Property securing the Facility.
          7.3 Condemnation. Neither Borrower nor any Guarantor has received any notice of any eminent domain or condemnation proceeding that in any way affects any material portion of the Property and, to the best of Borrower’s and each Guarantor’s knowledge, no such action or proceeding is pending or threatened.
          7.4 Improvement Districts. Except as disclosed to Lender in writing or in the title policy, no portion of the Property is situated within any metropolitan, local, special, or other improvement district and neither Borrower nor any Guarantor has knowledge of any proposal under which any portion of the Property or any particular Project is to be placed in any such improvement district. Neither Borrower nor any Guarantor shall consent or agree to the inclusion of the Property in an improvement district of any kind without the written consent of Lender so long as any portion of the Loan remains unpaid.
          7.5 Access. Each parcel of the Property has full and free (subject to terms of easements) access to and from public highways, streets, and/or roads, and neither Borrower nor any Guarantor has knowledge of any fact or condition that would result in the termination of such access.
          7.6 Existence and Authority. Borrower and each Guarantor are duly organized, validly existing, and in good standing under the laws of the State in which it is organized. Borrower and each Guarantor have taken all necessary action on the part of Borrower and Guarantors relating to the authorization, execution, delivery and performance of this Agreement and the related Loan Documents, and this Agreement and all related documents, when executed and delivered, will be valid and enforceable against Borrower and Guarantors in accordance with their terms.
          7.7 Litigation. There are no pending or threatened actions or proceedings by or against Borrower, any Guarantor or any Project before any federal, state, or local court or
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administrative agency, that might have a material adverse effect on Borrower or any Guarantor or their respective ability to perform under this Agreement or the related Loan Documents, except as has been disclosed to Lender in writing.
          7.8 Financial Statements; Taxes; Indebtedness. Borrower has furnished to Lender (i) current financial statements that have been prepared in accordance with generally accepted accounting principles (or such variations thereof as may have been explained to and approved by Lender in writing) consistently followed and (ii) such other financial information as may be required hereunder, and such information fairly presents the financial condition of Borrower as of the applicable date in all material respects and the results of its operations for the applicable period, and since such date there has been no material change in such Borrower’s condition or operations. Borrower has filed all federal, state, and other tax returns required to be filed by it. The IRS has not asserted any liability for taxes in excess of those already paid by Borrower and its assets are free of any federal or state tax liens. Borrower does not have indebtedness in existence as of the applicable date other than the indebtedness reflected on the financial statements referred to above, except as has been disclosed in writing to Lender.
          7.9 Legally Enforceable Agreements. This Agreement is, and each of the other Loan documents when delivered pursuant to this Agreement shall be, legal, valid and binding obligations of Borrower and each Guarantor, as applicable, enforceable against Borrower and the applicable Guarantor in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
          7.10 Compliance with Other Instruments. The execution, delivery, and performance of this Agreement and all other Loan Documents shall not violate the provisions of any applicable law, order, or resolution of any governmental authority having jurisdiction over Borrower or any Guarantor and shall not conflict with or result in a breach of any of the terms, conditions, or provisions of Borrower’s or Guarantors’ organizational documents or any other agreement or instrument to which Borrower or any Guarantor is a party, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Guarantor except for the security interests created hereunder.
          7.11 Permits and Licenses. Borrower or the applicable Project Guarantor has obtained, or will obtain when necessary or appropriate (but in any event prior to submitting an A&D Draw Request or a Borrowing Base Draw Request with respect to the applicable improvements), all licenses, permits, consents, approvals and authorizations necessary or appropriate for the commencement and completion of the A&D Improvements and the construction of the Units in all of the Approved Projects for which funding has been requested, and after the issuance thereof, all such licenses, permits, consents, approvals and authorizations shall remain in full force and effect.
          7.12 Business Location. Borrower keeps all of its records pertaining to its assets and accounts at the office located at the address indicated on page one of this agreement, which address is either Borrower’s principal place of business or the place of business from which Borrower manages the main part of its business operations. Borrower shall give Lender prior
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written notice of any change in such location or the location of any asset in which Lender has a security interest.
          7.13 OFAC. Neither Borrower nor any Guarantor is (nor shall be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ( “OFAC” ) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24,2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide Lender with any additional information that Lender may deem necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.
          7.14 Environmental Matters. Borrower and each Guarantor has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower and each Guarantor has been issued and will maintain all required federal, state and local permits, licenses, certificates, and approvals relating to (a) air emissions; (b) discharged to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (f) other environmental, health or safety matters. Neither Borrower nor any Guarantor has received notice of, nor knows of, or suspects, facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Property, of any toxic or hazardous substances or wastes at or from any of the Property in violation of any applicable law; and accordingly the Property is free of toxic or hazardous substances or wastes in amounts in violation of applicable laws. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (a) air emission; (b) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (f) other environmental, health or safety matters affecting the Borrower, any Guarantor or their businesses, operations, assets, equipment, property, leaseholds or other facilities. Borrower and Guarantors do not have any indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous
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wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).
          7.15 No Brokerage Commission. Neither Borrower nor any Guarantor has, in connection with this Facility, entered into any agreement, incurred any obligation, made any commitment or taken any action which might result in a claim for or an obligation to pay a brokerage commission, finder’s fee or similar fee in respect to the transactions described in this Agreement, and Borrower shall indemnify Lender against all loss, expense, demand and liability (including attorneys fees) arising in connection with any such claim or obligation.
     8. AFFIRMATIVE COVENANTS. Borrower shall:
          8.1 No Liens. Make all necessary payments so that at all times the property securing this Facility shall be completely free of any lien or claim of any governmental department or agency or of any private person, firm, or corporation unless such lien or claim is specifically permitted by Lender in writing or contemplated in this Agreement. Borrower shall, upon request, furnish full information to Lender and permit inspection of its and Guarantor’s books and records by Lender, so as to satisfy Lender of full compliance with the provisions of this paragraph.
          8.2 Legal Entity, Business, etc. (a) Maintain its existence in the form under which it currently operates, and preserve in full force and effect all its rights and franchises having a material effect upon its business or the ownership of its properties; and (b) give prompt notice to Lender of any material change in Borrower’s or Guarantor’s business or financial position, any change in any location where Borrower’s or Guarantor’s accounts and/or assets are to be maintained, the location of any new places of business of Borrower or Guarantor, and the changing or closing of any of its existing places of business, and any change in Borrower’s or Guarantor’s name.
          8.3 Financial Reports, Information and Covenants. Furnish to Lender all reasonably available information concerning the condition of Borrower and Guarantor, and their current operations, including balance sheets and income statements and such other financial information at such reasonable times as Lender may require, but in no instance less often than annually. Such information shall be certified by a duly authorized officer or agent of Borrower and Guarantor, as applicable. Without limiting the foregoing, so long as any amount remains outstanding under the Note or any of the other Loan Documents, Borrower agrees to comply with the specific financial reporting requirements and to maintain and satisfy the financial ratios and covenants set forth on SCHEDULE 2 to this Agreement, as such covenants may subsequently be amended.
          8.4 Inspection. Permit any authorized representative of Lender, upon one (1) business day prior notice to Borrower, to visit Borrower’s and Guarantor’s business location and project sites and to inspect and take extracts from its books, accounts, and records and to discuss its business, finances, and accounts with its officers and authorized representatives. Borrower acknowledges that Lender may, at Lender’s option, perform collateral audits at such intervals and as often as Lender may desire.
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     8.5 Payment of Taxes. Pay all taxes, assessments, and governmental charges upon Borrower and Guarantor or levied against any of its properties prior to the date on which penalties will attach, unless and to the extent the same shall be contested in good faith and by appropriate lawful proceedings by Borrower and/or Guarantor, in accordance with the provisions of the Mortgages or other applicable Loan Documents. Upon Lender’s request, Borrower shall provide to Lender a schedule of real estate taxes owed with respect to the Property on such date of each year during the term hereof when the Borrower or any Project Guarantor is assessed a tax on any Property by the applicable State. Upon Lender’s request, Borrower shall provide copies of cancelled checks or paid receipts evidencing the payment of all applicable real estate taxes for the Property no later than such date of each year during the term hereof, when the aforementioned real estate taxes are due in the applicable State, such date being the last day when the real estate taxes can be paid without incurring a penalty in the State.
     8.6 Use of Proceeds. Use each Draw hereunder only for payment or reimbursement to Borrower of the Eligible Costs on the Project and for no other purpose.
     8.7 Compliance with Law. Comply with all applicable requirements (including applicable Laws) of any governmental authority having jurisdiction over Borrower, Guarantor, any particular project, or the Property.
     8.8 USA Patriot Act. Borrower covenants to Lender that if it becomes aware that it, any Guarantor or any respective affiliate is identified on any Blocked Persons List, the Borrower shall immediately notify the Lender in writing of such information. Borrower further agrees that in the event it, any Guarantor or any respective affiliate is at any time identified on any Blocked Persons List, such event shall be an Event of Default, and shall entitle Lender to exercise any and all remedies provided in any Loan Documents or otherwise permitted by law. In addition, the Lender may immediately contact the Office of Foreign Assets Control and any other government agency the Lender deems appropriate in order to comply with its legal obligations. Upon the occurrence of such Event of Default, Lender will forbear enforcement of its rights and remedies during such time as (a) the person or entity identified in a Blocked Persons List is contesting in good faith by appropriate legal proceedings such person’s or entity’s inclusion in a Blocked Persons List, and (b) the Lender determines, in its sole and absolute discretion, that such forbearance will not adversely affect title to, the condition or value of, or any lien in favor of Lender and encumbering any part of the Property or otherwise adversely impact the ability of any person or entity to perform such person’s or entity’s obligations under or with respect to any Loan Document.
     8.9 Furnishing Notice. Provide Lender with copies of all material notices pertaining to any particular project or the Property that are received by Borrower or Guarantor, including notices from any governmental authority or insurance company, within seven (7) days after such notice is received.
     8.10 Municipal Districts. Borrower shall immediately give notice to Lender of any notification or advice that Borrower or Guarantor may receive from any municipality or other third party of any intent or proposal to include all or any part of an Approved Project in a municipal utilities district or similar municipal district. Lender shall have the right to file a written
Borrowing Base Facility Agreement- Loan No. 1001839

objection to the inclusion of all or any part of an Approved Project in such a district, either in its own name or in the name of Borrower and/or Guarantor, and to appear at, and participate in, any hearing with respect to the formation of any such district.
     8.11 Insurance. The following insurance shall be obtained and maintained and all related premiums shall be paid as they become due:
          8.11.1 Property. Insurance of the Approved Project against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the full replacement cost, and during the period of construction of any portion of each Approved Project, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form,” on an all-risks basis, with no coinsurance requirement except as approved by Lender, shall contain a provision granting the insured permission to complete and/or occupy the Approved Project, in each case providing for a deductible not exceeding $200,000.00 or such greater amount as to which Lender may grant its written approval, which approval shall not be reasonably withheld.
          8.11.2 Liability. Commercial general liability insurance protecting Borrower or the applicable Project Guarantor and Lender against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than $2,500,000.00 per occurrence and $9,000,000.00 general aggregate. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.
          8.11.3 Flood. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Property under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to the Lender that no portion of the Property is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.
          8.11.4 Windstorm. A policy or policies of windstorm insurance in the maximum amount of insurance available with respect to the collateral and otherwise meeting Lender’s requirements. Lender hereby acknowledges that Borrower’s coverage in effect on the date hereof is acceptable.
          8.11.5 Workman’s Compensation. Workman’s compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower or each applicable Project Guarantor, any contractor, and any subcontractor located on or assigned to each Approved Project. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to each Approved Project to obtain and maintain this same coverage for all eligible employees.
          8.11.6 Additional Insurance. Borrower shall obtain and maintain such other policies of insurance as Lender may reasonably request in writing.
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          8.11.7 Other. All policies for required insurance shall be in form and substance reasonably satisfactory to Lender. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Lender. Such companies must be authorized to write such insurance in the State where the applicable Property is situated. Each company shall be rated “A” or better by A.M. Best Co., in Best’s Key Guide, or such other rating acceptable to Lender in Lender’s sole and absolute discretion. All property policies evidencing required insurance shall name Lender as first mortgagee and loss payee. All liability policies evidencing required insurance shall name Lender as additional insured. The policies shall not be cancelable as to the interests of the Lender due to the acts of Borrower. The policies shall provide for the insurer to endeavor to provide at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.
          8.11.8 Evidence. The original or a certified copy of each insurance policy or, if acceptable to Lender in its sole and absolute discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Lender, together with proof of the payment of the premiums thereof. Prior to the expiration of such policies, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Lender in its sole and absolute discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 8.11.
     8.12 Environmental Covenants. Borrower hereby agrees that:
          (a) If Borrower receives any notice of (i) the happening of any event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance (as hereinafter defined) on or in connection with any Property or in connection with operations thereon in violation of any applicable law or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting or related to any the Property (an “Environmental Complaint”) from any person or entity (including without limitation the EPA), then Borrower shall immediately notify Lender orally and in writing of the notice. For purposes of this Section 8.12, “Hazardous Substance” shall mean and include those elements or compounds which are from time to time contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (“EPA”) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.
          (b) Borrower, jointly and severally with each applicable Project Guarantor, shall indemnify Lender, its officers, directors employees and their respective successors and assigns (collectively, the “Indemnified Parties”) and shall hold the Indemnified Parties harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ and paralegals’ fees, costs of any settlement or judgment and claims of any and every governmental agency for, with respect to, or as a direct or indirect result of, the presence, usage, storage, generation or disposal on or
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under or in connection with any Property, or the escapes, seepage, leakage, spillage, discharge, emission, discharging or release from any Property of any Hazardous Substance (including, without limitation, liabilities or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, under any so called federal, state or local “superfund” or “superlien” law, or under any statute, law ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance); provided, however, that the foregoing shall not extend to matters caused solely by the Indemnified Parties or other third party owners following a sale or foreclosure of any such Property or conveyance by the Indemnified Parties in lieu of foreclosure.
     9. NEGATIVE COVENANTS. While any sums remain outstanding hereunder, Borrower shall not, without Lender’s prior written consent:
          9.1 Indebtedness. Incur indebtedness other than: (i) indebtedness owed to Lender or to any affiliate of Lender which is secured by the Property, other than as provided in this Agreement; (ii) unsecured current indebtedness incurred in the ordinary course of business; (iii) which would not violate the financial covenants of Borrower; (iv) purchase money secured indebtedness for equipment acquired in the ordinary course of business; (v) indebtedness secured by liens permitted hereby; (vi) indebtedness for taxes, assessments, and governmental charges permitted hereby; and (vii) indebtedness for land acquisition, development, and construction activities obtained by Borrower in the ordinary course of business.
          9.2 Liens and Encumbrances. Create or permit to exist any mortgage, pledge, lien, or other encumbrance with respect to any of its assets secured by the Loan Documents, and except for the following permitted liens: (i) liens for taxes, assessments, and governmental charges not delinquent or being contested in good faith; (ii) liens of the kinds arising in the ordinary course of business of Borrower in respect to obligations that are not due or being contested in good faith; (iii) liens in respect to judgments against Borrower for which Borrower has posted a bond or otherwise secured payment in a manner acceptable to Lender as provided in Section 12 below and with respect to which Borrower shall, in good faith, be prosecuting an appeal or proceeding for review, and a stay of execution shall have been secured; (iv) liens in respect to indebtedness owed to Lender or to any affiliate of Lender; (v) lien s that do not affect property securing any indebtedness to Lender and secure indebtedness for land acquisition, development, and construction activities relating to loans obtained by Borrower in the ordinary course of business; and (vi) other liens permitted under Section 8.1 herein.
          9.3 Assignment or Sale of Assets. Assign or sell any of its assets, except in the ordinary course of its business consistent with its past practices or in connection with any indebtedness consented to by Lender (including collateral assignments permitted under Section 9.2 above) to the extent same would violate any financial covenant of Borrower set forth on Schedule 2.
          9.4 Corporate, Limited Liability Company, and Partnership Restrictions. Borrower shall not issue any limited liability company interest in Borrower or grant any option, right-of-first-refusal, warrant, or other right to purchase any limited liability company interest or other securities in Borrower. Each Project Guarantor is and shall remain wholly owned and
Borrowing Base Facility Agreement- Loan No. 1001839

controlled by Borrower, either directly or through entities wholly owned and controlled by Borrower, and Borrower shall not permit any Project Guarantor to issue any capital stock or other securities of, or any limited liability membership or partnership interests in any Project Guarantor, or grant any option, right-of-first refusal warrant or other right to acquire equity interests in any Project Guarantor which would or could result in any Project Guarantor not being directly or indirectly wholly owned by Borrower. Neither Borrower nor any Project Guarantor shall amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be, without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. Neither Borrower nor any Project Guarantor shall reorganize itself or consolidate with or merge with or into any other corporation, limited liability company or other legal entity, or permit any other corporation, limited liability company or other legal entity to be merged into Borrower or any Project Guarantor, if, as a result thereof, the foregoing covenants contained in Section 9.4 will have been breached. Notwithstanding the foregoing provisions, Lender hereby acknowledges its consent to (i) the merger of the Working Capital Line Guarantor into BFC Financial Corporation (“BFC”) and (ii) the transfer of the Borrower and/or any Project Guarantor into an entity controlled by BFC, provided that (a) with respect to any transfer described in clause (ii), (1) Borrower (or its successor in interest) remains the direct or indirect owner of the equity interests in any “transferred” Project Guarantor and (2) all of the equity interests in Borrower (or its successor in interest) remain or are encumbered by a valid first lien security interest in favor of Lender, securing the Working Capital Line Guaranty, (b) Lender shall have been provided with at least five (5) business days advance notice of such transfer, (c) Lender shall have received properly executed Loans to One Borrower Certificates or other documents required by all applicable governmental or regulatory authorities or agencies having jurisdiction over Lender and (d) after giving effect to such transfer, Lender shall not be in violation of any applicable law, regulation, rule, ordinance or order of any applicable governmental or regulatory authority or agency having jurisdiction over Lender. In addition, without the prior written consent of Lender, in its sole and absolute discretion, neither Borrower nor any Guarantor shall be dissolved or liquidated.
          9.5 Dividends, Distributions and Payment of Subordinated Debt. During the existence of an Event of Default or at any time in which Borrower is not in compliance with the Financial Covenants (or if Borrower would not be in compliance with the Financial Covenants as a result of any of the following), neither Borrower nor any Project Guarantor will directly or indirectly do any of the following: (i) declare or pay any dividend or other distribution on or on account of any capital stock or other securities of Borrower or any Project Guarantor; (ii) pay any management fee; (iii) make any loans to shareholders of or members or partners in Borrower or any Project Guarantor; (iv) make any purchase, redemption, retirement, or other acquisition of any shares of any class of capital stock of or any membership interest or partnership interest in Borrower or any Project Guarantor or of any warrants or rights to purchase any such stock, membership interest or partnership interest; or (v) make any payment of, or with respect to, any Subordinate Debt.
     10. EVENTS OF DEFAULT.
          10.1 Events of Default Defined. The occurrence of any of the events described below shall be an “Event of Default”: (a) failure to pay any principal reduction or
Borrowing Base Facility Agreement- Loan No. 1001839

interest payment when and as the same shall become due and payable hereunder or under any of the Loan Documents or under any other indebtedness of Borrower or Guarantor or their affiliates to Lender, whether at its scheduled payment date or otherwise, subject to any applicable grace period as set forth in the Loan Documents; (b) any representation or warranty made now or hereafter by Borrower or any Guarantor pursuant to this Agreement or any other Loan Document, or any statement, report, or certificate provided to Lender by Borrower or any Guarantor in connection therewith, proves to be false in any material respect; (c) Borrower or any Guarantor fails to perform any other non-curable term, provision, or covenant in this Agreement or in any other Loan Document; (d) Borrower or any Guarantor fails to perform or is in breach of any other curable, non-monetary term, provision or covenant contained in this Agreement and fails to cure such default within ten (10) days after notice thereof from Lender; provided, however, that if such curable, non-monetary default may not reasonably be cured within ten (10) days, an “Event of Default” shall not be deemed to have occurred unless (i) Borrower fails to commence the actions necessary to cure such default within ten (10) days after Lender’s notice thereof or (ii) such default is not cured within sixty (60) days after Lender’s notice of such default; or (e) Borrower or any Guarantor shall become involved in financial difficulties as evidenced by failing generally to pay debts as they become due, or filing a petition under any chapter of the Bankruptcy Code, or filing any answer or admission asking for such relief, or making an assignment for the benefit of creditors, or consenting to the appointment of a trustee or receiver for all or a major portion of such party’s assets, or the entry of an order for relief against such party as a debtor under any chapter of the Bankruptcy Code, or the entry of a court order appointing a receiver or trustee for all or a major portion of such party’s property without its consent, which order shall not be vacated or stayed within sixty (60) days of its entry.
          10.2 Remedies. Upon the occurrence of and continuation of any Event of Default, any and all liabilities of Borrower and Guarantors to Lender shall become immediately due and payable without presentment, demand, protest, or notice (except as provided in this Agreement) of any kind, all of which are hereby expressly waived by Borrower (unless prohibited by applicable law) and Borrower shall have no further right to additional Draws hereunder. Lender may exercise, at its option, any of the rights and remedies available to it hereunder or otherwise available under law or equity, including without limitation, electing (a) to perform any defaulted covenant or provision to such extent as Lender shall elect in its sole discretion, and/or to disburse funds under the Note for such purpose (including, without limitation, payment of insurance premiums, taxes, or assessments), which amounts, together with interest thereon from the disbursement date until paid at a rate per annum equal to the Default Rate provided for in the Note, shall be secured by the Mortgages; (b) to take control of any or all collateral until all amounts due hereunder are paid in full; or (c) to exercise all rights and remedies of Lender under this Agreement, under any other Loan Documents, and under applicable law.
     11. PAYMENT OF EXPENSES. Borrower shall pay all reasonable costs and expenses of Lender in connection with the underwriting, processing, closing, and funding of the Facility and the preparation, negotiation, execution, and delivery of the Loan Documents, as well as any amendments, modifications, consents, or waivers relating thereto, including, without limitation, attorneys’ fees (including reasonable fees of Lender’s in-house counsel, if used) and costs. In addition, Lender shall be entitled to recover any reasonable costs and expenses incurred in connection with the preservation of rights under and enforcement of the Loan Documents, or the
Borrowing Base Facility Agreement- Loan No. 1001839

protection of its collateral thereunder, whether or not any lawsuit is commenced, in all such cases including, without limitation, reasonable attorneys’ fees (including reasonable fees of Lender’s in-house counselor any local counsel, if used) and costs, and all such fees and costs incurred by Lender in connection with any bankruptcy proceeding affecting the Facility or Lender’s security therefor in any manner.
     12. UNAUTHORIZED LIENS OR ENCUMBRANCES. If any claim of lien is filed or recorded, or any stop notice or other notice of lien is served upon Lender, in connection with any Unit or other portion of the Property securing the Facility, or if a judgment or other encumbrance is placed against any such Property, such Unit or other portion of the Property securing the Facility in violation of the terms of this Agreement or any other Loan Documents shall be excluded from the current and all future Collateral Verification Certificates until such breach is corrected and it shall constitute an Event of Default unless Borrower, within twenty (20) days of receiving notice of such event, either (a) pays the related judgment or claim and obtains the release and satisfaction of such lien, claim of lien, judgment, or encumbrance; or (b) obtains the release of such lien, judgment, or other encumbrance by transferring the same to or providing a surety bond in accordance with applicable law, and provides to Lender evidence of such release, in form and content acceptable to Lender.
     13. OFFSET RIGHTS. Upon the occurrence of an Event of Default hereunder, Lender may take from any funds of Borrower or any Guarantor in its possession or, at the option of Lender, from any of the proceeds of the Facility, any amounts that Borrower has agreed to pay or is liable for under any of the Loan Documents, but Borrower shall nevertheless remain liable to Lender until all obligations provided for in this Agreement have been fully paid and discharged, notwithstanding Lender may not have elected to take payment from such funds.
     14. DISCLAIMEROF LIABILITY. The execution of this Agreement or any of the other Loan Documents by Lender and Borrower or any Guarantor does not constitute a joint venture and no provision of this Agreement or of any of the other Loan Documents is made or shall be construed for the benefit of any third party. Borrower has accepted and hereby accepts the sole responsibility for the selection of all contractors, subcontractors, and all materials, supplies, and equipment to be used in the development and construction work at the Property securing the Facility, and Lender assumes no responsibility to Borrower or any Guarantor, any contractor, subcontractor, or any other person for the completion of the improvements or for the quality thereof, nor does Lender assume any responsibility for the application of Draws or payment of contractors, subcontractors, or suppliers. Inspection by Lender of development and construction work is for the purpose of protecting the security of Lender and is not to be construed as a representation by Lender that such work will be free from faulty material or workmanship. In no event shall Lender be liable to Borrower or any Guarantor for punitive, exemplary, or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower waives all claims for punitive, exemplary, or consequential damages.
     15. REQUIRED NOTICE OF DEFAULT TO LENDER. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within ten (10) days after Borrower first had actual knowledge of the occurrence of the event that Borrower alleges gave
Borrowing Base Facility Agreement- Loan No. 1001839

rise to such claim and Lender does not remedy or cure the default, if any, promptly thereafter. Borrower waives any claim, set-off, or defense against Lender arising by reason of any alleged default by Lender to which Borrower does not give such notice as set forth herein. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan.
     16. GENERAL PROVISIONS.
          16.1 Captions, Severability. Captions and headings are used for convenience only and are not intended to modify or limit the textual provisions of this Agreement. If anyone or more provisions of this Agreement are determined to be invalid, illegal, or unenforceable, such unenforceability shall not affect the other provisions thereof.
          16.2 Notices. Any notice or demand to Borrower shall be deemed to have been given when sent by certified mail, first class, postage prepaid, sent by overnight mail by a nationally recognized courier or personally delivered to Borrower at Borrower’s address set forth above, or to such other address as Borrower may furnish in writing to Lender for such purpose.
          16.3 GOVERNING LAW; CHOICE OF LAW; SUBMISSION TO JURISDICTION. EXCEPT AS SPECIFICALLY PROVIDED HEREIN AND EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND PREEMPTS STATE LAW (IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL), THIS AGREEMENT, THE NOTE, THE LIEN INSTRUMENTS, AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THAT STATE’S OR ANY OTHER STATE’S CHOICE OF LAW RULES OR CONFLICTS OF LAW PRINCIPLES.
          16.4 Entire Agreement; Relationship to Prior Agreement; Amendment. This Agreement is intended to set forth the entire and final agreement of the parties concerning the subject matter hereof. This Agreement may not be amended or modified except by written agreement of Borrower and Lender.
          16.5 Publicity. If Lender desires, it may announce and publicize the fact that it is providing financing, and may (at Lender’s expense) place signs on any property securing this Facility, as long as such property remains subject to Lender’s security interest.
          16.6 Discretionary Rights. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and except as otherwise provided herein Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so; provided, however, that where Lender’s consent or approval is required and not expressly reserved to the sole discretion of Lender, such consent or approval shall not be unreasonably withheld or delayed. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable
Borrowing Base Facility Agreement- Loan No. 1001839

attorneys’ fees, shall be secured by the Mortgages and other Loan Documents, shall bear interest at the Default Rate payable on the Facility until paid, and shall be due and payable by Borrower to Lender immediately without demand.
     16.7 Indemnity. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys’ fees and expenses, arising out of any matter relating, directly or indirectly, to the Facility, to the ownership, development, construction, or sale of the Property, whether resulting from internal disputes of Borrower, disputes between Borrower and any Guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Loan Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender or the breach by Lender of this Agreement. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Facility but shall also survive the repayment of the Facility and the performance of all of Borrower’s other obligations hereunder.
     16.8 Time of Essence. Time is expressly made of the essence of this Agreement.
     16.9 Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.
     16.10 Participations/Syndications. Lender, at any time, shall have the right to sell, assign, transfer, negotiate or grant participation or syndication interests in the Facility and in any documents and instruments executed in connection herewith; provided, however, to the extent Lender retains any portion of the Facility, Lender shall remain as the lead lender or administrative agent under the Facility, as applicable. Lender shall endeavor to provide thirty (30) days written notice to Borrower prior to any such sale, assignment, transfer, participation or syndication if, after giving effect to such transaction, Lender shall no longer be the lead lender or administrative agent under the Facility; provided, however that Lender shall incur no liability to Borrower for failure to deliver such notice, except to the extent such failure shall have been intentional. Lender is authorized to furnish to any participant, co-lender or prospective participant or co-lender any information or document that Lender may have or obtain regarding the Facility, Borrower or any Guarantor.
     16.11 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the States of Florida, Georgia, North Carolina, South Carolina, Tennessee or Texas), then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or in any other Loan Document or agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Lender that is contracted for, taken, reserved, charged or received under the Note, this Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection
Borrowing Base Facility Agreement- Loan No. 1001839

with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Facility (or, if the principal amount of the Facility shall have been paid in full, refunded by Lender to Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of Lender resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Facility (or, if the principal amount of the Facility shall have been paid in full, refunded by Lender to Borrower). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under the Note or any of the other Loan Documents which are made for the purpose of determining whether the interest rate exceeds the applicable highest lawful rate (the “Highest Lawful Rate”) shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Facility, all interest at anytime taken, reserved, contracted for, charged, received or provided for under the Note or any of the other Loan Documents. If at anytime the sum of the stated interest rate on the Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in any index upon which the stated rate of the Note is based shall not reduce the interest to accrue on the Note below the Highest Lawful Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued if a varying rate per annum equal to the stated interest rate on the Note had at all times been in effect. If at maturity or final payment of the Note the total amount of interest paid or accrued on the Note under the foregoing provisions is less than the total amount of interest which would have accrued if a varying rate per annum equal to the stated interest rate on the Note had at all times been in effect, then Borrower agrees, to the fullest extent permitted by law, to pay to Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on the Note if the Highest Lawful Rate had at all times been in effect and (ii) the amount of interest which would have accrued on the Note if a varying rate per annum equal to the stated interest rate on the Note had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of the Note.
     16.12 Waiver of Jury Trial. LENDER AND BORROWER EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LENDER AND BORROWER, AND LENDER AND BORROWER ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND
Borrowing Base Facility Agreement- Loan No. 1001839

IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL
     16.13 Execution in Counterparts. This Agreement maybe executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     16.14 Notice Regarding Oral Agreements. THIS AGREEMENT AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BORROWER:	LENDER:

LEVITT AND SONS, LLC, a Florida limited Liability company	OHIO SAVINGS BANK, a federal savings bank

By:	By:
George Scanlon, Chief Financial Officer	, Vice President
Attachments:

Schedule 1	Facility Terms and Sub-Limits
Schedule 2	Financial Covenants
Exhibit A	Form of A&D Land Addendum
Exhibit B	Form of A&D Project Addendum
Exhibit C	Collateral Verification Certificate
Exhibit D	Certificate of Compliance
Borrowing Base Facility Agreement- Loan No. 1001839

SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     16.13 Execution in Counterparts. This Agreement maybe executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     16.14 Notice Regarding Oral Agreements. THIS AGREEMENT AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE · SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BORROWER:	LENDER:

LEVITT AND SONS, LLC, a Florida limited Liability company	OHIO SAVINGS BANK, a federal savings bank

By:	By:
George Scanlon, Chief Financial Officer	, Vice President

Attachments:

Schedule 1	Facility Terms and Sub-Limits
Schedule 2	Financial Covenants
Exhibit A	Form of A&D Land Addendum
Exhibit B	Form of A&D Project Addendum
Exhibit C	Collateral Verification Certificate
Exhibit D	Certificate of Compliance
Borrowing Base Facility Agreement- Loan No. 1001839

SCHEDULE l
Basic Facility Terms and Sub-Limits
Borrower: LEVITT ANDSONS, LLC, a Florida limited liability company
     THIS SCHEDULE sets forth the Basic Loan Terms and certain other provisions applicable to funding under the Revolving Working Capital, Land Acquisition and Development and Residential Construction Borrowing Base Facility Agreement between Ohio Savings Bank, a federal savings bank, as “Lender,” and the above-named Borrower.
A. Total Facility Amount:
Borrower shall at no time have funds advanced or available to be advanced under this Facility in an aggregate amount in excess of $100,000,000.00.
B. Maximum Available Amount:
The “Maximum Available Amount” applicable to the Facility shall be the sum of (i) the $15,000,000 Working Capital Line plus (ii) the sum of the “Collateral Basis Amounts” for the following Eligible Property Types securing the Facility (not exceeding $85,000,000.00), calculated as follows:

Eligible Property Type:	Collateral Basis Amount:

Spec Units or Model Units	Lesser of (i) seventy-five percent (75%) of the appraised value of the Unit, multiplied by the percentage of completion of such Unit, (ii) eighty-five percent (85%) of the discounted appraised value of the Unit, multiplied by the percentage of completion of such Unit; or (iii) one hundred percent (100%) of the actual costs incurred by Borrower or the applicable Project Guarantor to date for construction of the Unit, including the Per Lot Amount

Pre-Sold Units	Lesser of (i) eighty percent (80%) of the appraised value of the Unit, multiplied by the percentage of completion of such Unit, (ii) eighty percent 80%) of the purchase price set forth in the Qualified Contract for such Unit, multiplied by the percentage of completion of such Unit; or (iii) one hundred percent (l00%) of the actual costs incurred by Borrower or the applicable Project Guarantor to date for construction of the Unit, including the Per Lot Amount.
Borrowing Base Facility Agreement- Loan No. 1001839

A&D Improvements	On a per Project basis, eighty percent (80%) of the lesser of total budgeted costs or actual costs incurred by Borrower or the applicable Project Guarantor to date, not to exceed seventy five percent (75%) of appraised value when combined with A&D Land, and not to exceed the A&D Project Allocation.

A&D Land (for current and future phases)	Lesser of (i) sixty-five percent (65%) of the appraised value of the A&D Land in a Project or (ii) sixty-five percent (65%) of the actual costs incurred by Borrower or the applicable Project Guarantor to date for acquisition of the A&D Land in a Project, not to exceed the A&D Land Allocation.
LESS:
     (i) The face amount of all outstanding Letters of Credit issued to or for the benefit of Borrower or any Project Guarantor in conjunction with the Projects; and
     ii) All Unsatisfied Curtailment Requirements; provided, however, that:
(a)	Maximum Collateral Basis Amounts for Spec Units and Model Units(Combined). The aggregate Collateral Basis Amounts for Spec Units and Model Units combined and including the Collateral Basis Amount for the Developed Lot associated therewith shall not exceed twenty five percent (25%) of the Maximum Facility Amount (presently $25,000,000.00).

(b)	Maximum Collateral Basis Amounts for All Units (including associated Lots). The aggregate Collateral Basis Amount for all Units combined and including the Collateral Basis Amount for the Developed Lot associated therewith shall not exceed $85,000,000.00 less the sum of all A&D Land Allocations and Net A&D Allocations;

(c)	Maximum Number of Spec Units. A Collateral Verification Certificate shall not contain more Spec Units than Lender has approved and no more than a six (6) month supply of Spec Units, on a per Project basis, as determined by Lender pursuant to the inventory adsorption assumptions set forth in the Lender’s most current Appraisal of the applicable Project;

(d)	Maximum Number of Model Units. A Collateral Verification Certificate shall not contain more Model Units than Lender has approved and no more than one (1) model per plan type (subject to Lender’s approval) for each applicable Project;
Borrowing Base Facility Agreement- Loan No. 1001839

(e)	Maximum Holding Period.. Once the Maximum Holding Period for a particular Unit has expired, such Unit and the associated Developed Lot shall no longer be an Eligible Property Type or included in determining the Collateral Basis Amount;

(f)	Unit Value Limit. No Unit included in a Collateral Verification Certificate shall have a Collateral Basis Amount in excess of $600,000.00 without Lender’s prior written approval; and

(g)	Developed Lots. Only Collateral Basis Amounts for Developed Lots on which a Unit is being constructed, which Unit is included in the Collateral Verification Certificate, shall be included in the Maximum Available Amount.
The Maximum Available Amount shall be determined based on Borrower’s most current Collateral Verification Certificate, subject to adjustment based on Lender’s inspections, which shall establish the maximum Available Amount until the first to occur of (a) the date thirty (30) days after Lender’s receipt of such certificate or (b) Lender’s receipt of a new Collateral Verification Certificate in conformance with this Agreement. Upon the occurrence of any of the following events, any Property constituting a portion of the Collateral Basis Amount may be declared by Lender to no longer be included in the Collateral Basis Amount: (i) the filing or commencement of any foreclosure proceeding, forfeiture proceeding, notice of trustee’s sale or other action by any person to realize upon any such Property; (ii) the Property shall become subject to any environmental claim or Borrower or the applicable Project Guarantor is otherwise in breach of any applicable Mortgage or environmental indemnity agreement, which breach shall not have been cured within the applicable cure period therefore, if any; (iii) in the event the Property is subject to any damage or destruction (including, without limitation, fire, earthquake and flood) that Lender determines is material, unless (A) Lender has a first priority perfected security interest in insurance proceeds resulting from such casualty; (B) Lender has possession of such insurance proceeds and other sums provided by Borrower or any Guarantor, in an aggregate amount sufficient to repair and reconstruct such Property, or, alternatively, Lender shall have received assurances, in form and content acceptable to Lender (in its sole discretion) of the source and availability of such sums; (C) Lender shall have received evidence, satisfactory to Lender in its sole discretion, that the Property and the applicable Units can be restored and completed no later than the earlier of (x) twelve (12) months following the date of such casualty or (y) one hundred twenty (120) days prior to the then applicable Maturity Date; and (D) Borrower and the applicable Project Guarantor agree and timely undertake the repair or replacement of such Property within a reasonable period of time, not to exceed ninety (90) days after the event that caused the damage or destruction; or (iv) in the event any Property is subject to any claim of condemnation.
Principal payments made by Borrower during the effective period of a particular Collateral Verification Certificate shall not reduce the Maximum Available Amount. If, at any time, the aggregate principal amount of outstanding principal under the Facility exceeds the Maximum Available Amount, Borrower shall be required to pay down the outstanding principal amount under the Facility in an amount equal to such excess amount within five (5) business days of
Borrowing Base Facility Agreement- Loan No. 1001839

Borrower’s receipt of written notice from Lender, and Borrower’s failure to do so shall constitute an immediate Event of Default hereunder.
C. Sub-Limits:
     (i) Working Capital Line. The maximum principal amount outstanding from time to time under the Working Capital Line shall not exceed $15,000,000.00.
     (ii) Letters of Credit. The maximum aggregate face amount of all outstanding letters of Credit issued to or for the benefit of Borrower or any Project Guarantor shall be limited to $15,000,000.00.
D. Facility Fees:
     (i) Annual Fee. Borrower shall pay Lender an annual fee of $250,000.00 (.25% of the Facility Amount) payable on the date hereof and annually thereafter on or before each anniversary date hereof.
     (ii) Letter of Credit Fee. Borrower shall pay Lender an additional fee equal to the greater of (a) one percent (1.00%) of the face amount of any Letter of Credit issued by Lender to or for the benefit of Borrower or (b) Two Hundred Fifty Dollars ($250.00) on or before the issuance of such Letter of Credit or any renewal thereof.
Lender shall be permitted to fund any of the foregoing fees and any inspection fees by advancing same from the Facility.
E. Maximum Holding Periods for Units:
Units shall be included in calculating the Maximum Available Amount only for the following periods (as applicable, the “Maximum Holding Period”):

Unit Type:	Maximum Holding Periods:

Pre-Sold Units:	twelve (12) months Spec Units:
Model Units:	twelve (12) months, subject to one (1), six (6) month extension option, at Borrower’s request and Lender’s approval, in its reasonable discretion thirty-six (36) months
F. Revolving Loan:
This Facility shall be structured as a revolving obligation and shall be available on a revolving basis through the Maturity Date. The aggregate amounts available hereunder shall be limited by the Maximum Facility Amount, and subject to the Sub-Limits and other requirements set forth above.
Borrowing Base Facility Agreement- Loan No. 1001839

G. Term-Out Period:
Following the Expiration Date hereof, as such date may be extended as set forth above, the following additional provisions shall be applicable during the last twenty four (24) months of the Facility (the “Term-Out Period”):
     (i) No new Approved Projects shall be added as security for the Facility during the Term-out Period.
     (ii) Borrower shall be allowed to proceed with development and construction starts on Property already included as collateral for the Facility as long as the amounts outstanding under the Note do not exceed the Maximum Facility Amount, Maximum Available Amount or any other borrowing Sub-Limits applicable hereunder; provided, however, that Lender shall have no obligation to fund any Draws relating to Units commenced within the last six (6) months of the Term-Out Period.
     (iii) All outstanding principal under the Facility shall be paid in full on or before the Maturity Date.
H. Inspections.
At Lender’s option, the Lender may require (i) an inspection of each A&D Project as a condition of each A&D Draw Request included in the Collateral Verification Certificate by Borrower for such A&D Project, and (ii) inspections of a minimum of twenty percent (20%) of the Unit construction in progress on a quarterly basis; provided, however, that the foregoing shall not limit the Lender’s right, pursuant to Section 4.3 of the Agreement, to inspect the A&D Projects, Lots and Units securing the Facility at such intervals and as often as Lender may desire, at Borrower’s expense.
I. Existing Approved Projects:
The following subdivision has been identified by Lender as of the date hereof as Approved Projects qualifying for financing under the terms of this Facility:
     Tradition South Carolina, located in the City of Hardeeville, Jasper County, South Carolina.
J. INTENTIONALLY DELETED.
K. A&D Limitations:
     (i) A&D Draws for A&D Land shall not exceed the lesser of (i) sixty-five percent (65%) of the appraised value of the undeveloped A&D Land, or (ii) seventy five percent (75%) of the actual costs incurred by Borrower or the applicable Project Guarantor for the purchase of the undeveloped A&D Land; and
     (ii) A&D Draw Requests for the A&D Projects (including A&D Land and A&D Improvements) shall not exceed the lesser of (a) seventy five percent (75%) of the bulk
Borrowing Base Facility Agreement- Loan No. 1001839

discounted appraised value of the completed Developed Lots multiplied by the percentage of completion of the A&D Improvements, or (b) seventy five percent (75%) of the actual costs incurred by Borrower or the applicable Project Guarantor for the A&D Land, and eighty percent (80%) for the A&D Improvements completed to date in accordance with the approved Budget.
L. Conversion of Eligible Property Types:
Upon the approval by Lender of an A&D Project, the associated A&D Land shall be converted to and considered as part of the A&D Project. Upon the inclusion of a Unit in a Collateral Verification Certificate, the associated Developed Lot shall be considered as a part of the Borrowing Base Request in the Collateral Verification Certificate.
M. Repayment Terms for A&D Land, A&D Projects and Developed Lots:
The respective amounts of each Net A&D Allocation shall be repaid in full on or before the end of the following time periods, each measured from the first Draw for the respective Eligible Property Type, unless the Eligible Property Type has been converted to another Eligible Property Type or another time period is reflected on the A&D Land Addendum or A&D Project Addendum (as applicable, the “Required Repayment Term”):

Eligible Property Type:	Required Repayment Term:

A&D Land:	thirty six (36) months
A&D Project:	thirty six (36) months
Notwithstanding the foregoing, at such time as A&D Land is converted to an A&D Project, the Required Repayment Term shall commence for such A&D Project (including the A&D Land) from the date of conversion to an A&D Project; and at such time as a Unit on a Developed Lot is included in a Collateral Verification Certificate, the Required Repayment Term for such Developed Lot shall no longer apply.
N. Borrower’s Equity:
The Borrower shall provide to Lender satisfactory evidence that it has contributed equity into the Approved Projects, on a per Project basis, as follows:

Eligible Property Type:	Required Equity:

A&D Land (for current and future phases):	thirty-five percent (35%) initial equity

A&D Improvements:	twenty percent (20%) pari pasu for all hard and soft costs as incurred
O. Required Guarantor(s):
Borrowing Base Facility Agreement- Loan No. 1001839

As a condition of the Loan, Borrower shall cause the Working Capital Line Guarantor to execute a Guaranty in the form as required by Lender, guarantying all obligations of Borrower to Lender under the Working Capital Line and such guaranty must remain in force at all times while amounts are outstanding or available for disbursement under the Working Capital Line. As a condition to the initial advance of Facility proceeds with respect to any Property added as A&D Land hereafter, Borrower shall cause the owner(s) of such Property to execute a Guaranty in the form required by Lender, guarantying all obligations of Borrower to Lender and such guaranty must remain in force at all times while amounts are outstanding or available for disbursement under the Facility with respect to such Property or the Approved Project of which it may be a part.
Borrowing Base Facility Agreement- Loan No. 1001839

SCHEDULE 2
Financial Covenants
Borrower: LEVITT AND SONS, LLC
     THIS SCHEDULE sets forth the applicable financial reporting requirements and financial covenants which are applicable to the Facility.
     A. Reporting Requirements.
Borrower shall provide the following financial information to Lender within the applicable deadlines set forth below:

Financial Covenant
Party(ies) required	Information to Be
To provide Information	Provided	Frequency
Levitt Corporation	CPA Audited Financial Statements on a consolidated and consolidating basis, showing the financial status of Borrower*	Annually, within one hundred twenty (120) days of the applicable fiscal year end

Borrower	Financial Statements, Prepared and certified by management	Quarterly, within forty five (45) days of the end of each calendar quarter, with the exception of any calendar quarter for which the applicable Financial Covenant Party is Otherwise providing an Annual financial statement hereunder

Borrower	Sales, Inventory Reports, Work in Progress, and Closing Reports, or all communities	Monthly, within thirty (30) Days of each month end

Borrower	Certificate of Compliance	Quarterly within forty five (45) days of the end of each calendar quarter

Borrower	Collateral Verification Certificate	Monthly, within twenty (20) days of month end for the month being reported

*	Borrower, while required to submit annual financial statements, will not be required to submit separate audited reports, rather the Borrower’s year-end financial information shall be included in the audited year end financial statements submitted by its parent, Levitt Corporation.
Borrowing Base Facility Agreement- Loan No. 1001839

All such financial information shall be in a format approved by Lender, in Lender’s sole discretion, and certified as true, complete, and correct by its preparer and by Borrower. In addition, together with each financial statement to be provided by Borrower to Lender, Borrower shall deliver to Lender a duly executed Certificate of Compliance in the form attached hereto as EXHIBIT “D”. Borrower shall also provide such additional information regarding the financial condition of Borrower as Lender may reasonably request.
     B. Financial Covenants.
The following financial covenants shall be maintained at all times while any amounts are outstanding under the Loan:

Frequency at Which
Entity Required to Comply		Compliance will be
With Covenant	Financial Covenant	Measured
Borrower	A maximum Debt-to-Worth Ratio not Exceeding 3.5 to 1.00.*	Quarterly, as of the Following dates: March 31, June 30, September 30, and December 31:

Borrower	A minimum Tangible Net Worth of $115,000,000.00 Plus an increase of 40% After tax income Determined on a quarterly Basis subsequent to December 31, 2005.*	Quarterly, as of the following dates March 31, June 30, September 30, and December 31

Borrower	A minimum pre-tax net annual income of $19,000,000.00 for the year ended 2007 and subsequent years. In the event Borrower fails to satisfy this covenant in any year, Lender’s sole remedy for breach of this covenant shall be the right to withhold its consent to the addition of any additional Property as an Approved Project.

*	For purposes hereof, both the inventory, and the liabilities associated with such inventory, not owned by Borrower, but is required to be reflected on its balance sheet in accordance with FIN 46 of the Financial Accounting Standards Board shall be excluded from this calculation.
Borrowing Base Facility Agreement- Loan No. 1001839

Borrower’s compliance with the applicable covenants shall be determined in accordance with Lender’s standard underwriting and financial analysis criteria on the basis of the financial statements and other financial information provided to Lender and disclosed in the Certificates of Compliance provided Lender by Borrower as set forth above, as reviewed and approved by Lender.
     C. Revision of Reporting Requirements and Financial Covenants.
Borrower understands that in the Event of Default, Lender may revise the Reporting Requirements and Financial Covenants applicable to Borrower from time to time based on the most current financial information provided Lender by Borrower. Borrower agrees that, notwithstanding the above, the Reporting Requirements and Financial Covenants applicable to Borrower and the Loan shall be those stated in this Schedule of Financial Covenants.
Borrowing Base Facility Agreement- Loan No. 1001839

EXHIBIT A
Form of A&D Addendum
LEVITT AND SONS, LLC

Borrower

Loan No.:

Loan Agreement Dated:

Approved Project Name/County/State

A&D Land Allocations: $

A&D Land Acquisitions Budget: See attached:

BORROWER:	LENDER:

LEVITT AND SONS, LLC, A Florida limited Liability company	OHIO SAVINGS BANK, a federal savings bank

By:	By:
, Vice President or CFO	, Vice President
Borrowing Base Facility Agreement- Loan No. 1001839

EXHIBIT B
Form of A&D Project Addendum
LEVITT AND SONS, LLC
Borrower
Loan No.:
Approved Project Name/County/State:
Total A&D Project Allocation:
Number of Lots (by product line):
Commencement Date:
Completion Date:
A&D Project Budget: See attached.
Per Lot Amount (by product line): $                     per Developed Lot
Curtailment Requirement: $                     on or before                     and $                     every months thereafter.
(The Borrower shall reflect a reduction of the A&D Project Allocation by the stated Per Lot Amount for each Developed Lot that is (a) released from the lien and encumbrance of the Mortgage by Lender or (b) on which construction of a Unit has commenced (as evidenced by inclusion as a Unit on the Borrowing Base Request Portion of the Collateral Verification Certificate). The reductions shall be credited toward the Curtailment Requirement. If upon any Curtailment Requirement dates(s) an Unsatisfied Curtailment Requirement balance remains, then the A&D Project Allocation shall be reduced by said balance.)
Other Conditions:

BORROWER:	LENDER:

LEVITT AND SONS, LLC, a Florida limited liability company	OHIO SAVINGS BANK, a federal savings bank

By:	By:
, Vice President or CFO	, Vice President
Borrowing Base Facility Agreement- Loan No. 1001839

COLLATERAL VERIFICATION CERTIFICATE
The attached collateral inventory report of Borrower (“Inventory Report”) which is incorporated by this reference, is provided to induce Lender to extend or to continue the extension of credit to Borrower and to evidence the collateral base securing such credit (s). Borrower hereby represents, warrants, and certifies that the information provided herein is true, correct, and complete. Borrower agrees to notify Lender immediately the event of any adverse change in (1) the information contained herein, or (2) the financial condition of any Borrower, or (3) the ability of any Borrower to perform any of its financial obligations, or (4) any title defect affecting any of Lender’s collateral. In the absence of such notice, or the submission of a new certification, this certification shall be considered as a continuing statement and substantially correct. Lender is hereby authorized to make all inquiries deemed necessary to verify the accuracy of the information contained herein and to determine the credit-worthiness of Borrower.
Borrower hereby represents, warrants, and confirms all of the Representations and Warranties of the Revolving Working Capital, Land Acquisition and Development, and Residential Construction Borrowing Base Facility Agreement (“Agreement”) dated, by and between Lender and Borrower, and any amendments, modifications or replacements thereof.
Borrower hereby represents, warrants, and certifies that currently there exists (1) no Event of Default, or (2) no event which, with the giving of notice or passing of time, would be an Event of Default.
Borrower hereby represents, warrants, and certifies that all eligible collateral described on the attached Inventory Report is duly owned by the mortgagor that has granted to Lender a recorded Mortgage (as defined in the Agreement), which is a first lien on the property, free of any title defects, and fully eligible under the terms and conditions of the Agreement, to the best of Borrower’s knowledge.
Borrower herby represents, warrants, and certifies that all property described on this Inventory Report is properly insured against title defects.
Borrower hereby represents, warrants, and certifies that all Units shown as Pre-Sold units on the attached Inventory Report have a valid, qualified, and non-contingent executed sales contract, together with an end mortgage commitment or pre-approval letter.
Borrower hereby represents, warrants and certifies that all Units shown as Pre-Sold Units, Model Units, or Spec Units on the attached Inventory Report, are under construction, and all applicable documents necessary to satisfy any governing municipalities have been recorded in the Public Records of the county in which the collateral is located, and Borrower has posted a certified copy of any required applicable documents at the site, all in accordance with applicable local law, and that all applicable permits required by governmental authorities, site plans, and boundary surveys have been obtained.
Borrower further represents, warrants and certifies that as construction progresses and at the appropriate times, a comparison test, a Foundation Survey, a Certificate of Occupancy, and any and all other necessary inspections shall be obtained. Furthermore, all state, county, city and subdivision/homeowner’s association rules, regulations, and guidelines shall be complied with in the construction of homes.
Finally, Borrower represents and certifies that all Loan proceeds have been used for the purposes outlined in the Agreement. I hereby certify that the above information is true and correct to the best of my knowledge.
Levitt and Sons, LLC, a Florida limited liability company,
By:
Kevin L Cronin, Treasurer
Borrowing Base Facility Agreement- Loan No. 1001839

EXHIBIT D
Certificate of Compliance
OHIO SAVINGS BANK
200 Ohio Savings Plaza
1801 East Ninth Street
Cleveland, Ohio 44114
Attn:

Re:	Revolving Working Capital, Land Acquisition and Development and Residential Construction Borrowing Base Facility Agreement dated as of ______________, 20___ (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between LEVITT AND SONS, LLC, a Florida limited liability company (“Borrower”), and OHIO SAVINGS BANK, a federal savings bank (“Lender”).
Reference is made to the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.
Pursuant to applicable provisions of the Agreement, the undersigned, being an Authorized Person designated in the Agreement, hereby certifies to Lender that the information provided in this Certificate or attached hereto is true, correct, and complete in all material respects as of the last day of the fiscal periods subject to the financial statements delivered to the Lender together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “Reporting Period”).
The undersigned hereby further certifies to the Lender that:
     1. Compliance with Financial Covenants. As shown below, each Financial Covenant Party is in full compliance with the applicable Financial Covenants contained in the Agreement.
     A. Covenant: A maximum Debt-to-Worth Ratio for Borrower not exceeding 3.5 to 1.00, tested quarterly.
     Actual: Debt-to-Worth Ratio of ___ to 1.00 for Reporting Period ended ___.
          Compliance? (Yes or No) ___
     B. Covenant: A minimum Tangible Net Worth for Borrower equaling $115,000,000.00 plus an increase of 40% of after tax income determined on a quarterly basis subsequent to December 31, 2005.
     Actual: Tangible Net Worth of $ ___ for Reporting Period ended ___.
          Compliance? (Yes or No) ___
Borrowing Base Facility Agreement- Loan No. 1001839

     C. Covenant: Minimum annual pre-tax income of Borrower of $19,000,000.00, tested on an annual basis.
     Actual: Pre-tax income of $___ for Reporting Period ended December 31, 20___.
          Compliance? (Yes or No) ___.
     2. Review of Condition. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of Borrower set forth in the Agreement and the covenants of Borrower set forth in the Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower, through the applicable Reporting Periods(s).
     3. Non-Compliance Schedule. To the extent Borrower is not in compliance with any of the covenants set forth in the Loan Documents or is otherwise in default under any of the terms or conditions of the Loan Documents, or in the event any of the representations and warranties of Borrower in the Loan Documents are no longer true and accurate, the undersigned has attached as Schedule A to this certificate an addendum describing and explaining each such default.
     4. Representations and Warranties. To the undersigned’s actual knowledge, the representations and warranties of Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the applicable Reporting Period(s) except as expressly noted on any attached Schedule A.
     5. Covenants. To the undersigned’s actual knowledge, during the Reporting Period, Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed, or satisfied by Borrower, except as expressly noted on any attached Schedule A.
     6. No Event of Default. To the undersigned’s actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the Reporting Period, except as expressly noted on any attached Schedule A.
IN WITNESS WHEREOF, this Certificate is executed by the undersigned this___ day of ___20___.

LEVITT AND SONS, LLC, a Florida limited liability company

By:
Name:
Title:

Borrowing Base Facility Agreement- Loan No. 1001839